     This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

     The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

     This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

     The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

                             FREE WRITING PROSPECTUS

                             DATED FEBRUARY 27, 2007

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-HY1

             DISTRIBUTIONS PAYABLE MONTHLY, BEGINNING MARCH 26, 2007

                                   ----------

The issuing entity will issue certificates, including the following classes of certificates that are offered pursuant to this free writing prospectus:

                   INITIAL CLASS CERTIFICATE
                   BALANCE//INITIAL NOTIONAL   PASS-THROUGH
                           AMOUNT (1)            RATE (2)
                   -------------------------   ------------
Class 1-A-1               $247,884,000           Variable
Class 1-A-2               $ 10,329,000           Variable
Class 1-A-3 (3)           $247,884,000           Variable
Class 1-A-3X (3)          $247,884,000           Variable
Class 1-A-4 (3)           $247,884,000           Variable
Class 1-A-4X (3)          $247,884,000           Variable
Class 1-A-5 (3)           $ 96,278,145           Variable
Class 1-A-6 (3)           $151,605,854           Variable
Class 1-A-7 (3)           $ 58,376,682           Variable
Class 1-A-8 (3)           $189,507,318           Variable

                   INITIAL CLASS CERTIFICATE
                   BALANCE//INITIAL NOTIONAL   PASS-THROUGH
                           AMOUNT (1)            RATE (2)
                   -------------------------   ------------
Class 1-A-9 (3)           $ 80,231,788           Variable
Class 1-A-10 (3)          $167,652,212           Variable
Class 1-A-11 (3)          $ 46,701,345           Variable
Class 1-A-12 (3)          $201,182,654           Variable
Class 2-A-1               $117,410,000           Variable
Class 2-A-2               $  4,892,000           Variable
Class A-R                 $        100           Variable
Class M                   $  9,711,000           Variable
Class B-1                 $  2,379,000           Variable
Class B-2                 $  1,585,000           Variable

(1) This amount is subject to a permitted variance in the aggregate of plus or minus 10%.

(2) The classes of certificates offered by this free writing prospectus, together with the method of calculating their pass-through rates and their initial ratings, are listed in the tables under "Summary--Description of the Certificates" of this free writing prospectus.

(3) The Class 1-A-3, Class 1-A-3X, Class 1-A-4, Class 1-A-4X, Class 1-A-5, Class 1-A-6, Class 1-A-7, Class 1-A-8, Class 1-A-9, Class 1-A-10, Class 1-A-11 and Class 1-A-12 Certificates are exchangeable for certain proportions of the Class 1-A-1 Certificates as described in this free writing prospectus. The Class 1-A-3X and Class 1-A-4X Certificates are interest only notional amount certificates. The maximum initial class certificate balances or notional amounts of the exchangeable certificates are set forth in the table but are not included in the aggregate class certificate balance of all of the certificates offered.

                                    SUMMARY

ISSUING ENTITY

CHL Mortgage Pass-Through Trust 2007-HY1, a common law trust formed under the laws of the State of New York.

DEPOSITOR

CWMBS, Inc., a Delaware corporation, is a limited purpose finance subsidiary of Countrywide Financial Corporation. Its address is 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.

SPONSOR AND SELLERS

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. The remainder of the mortgage loans will be sold directly to the depositor by one or more special purpose entities that were established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

MASTER SERVICER

Countrywide Home Loans Servicing LP

TRUSTEE

The Bank of New York

POOLING AND SERVICING AGREEMENT

The pooling and servicing agreement among the sellers, the master servicer, the depositor and the trustee, under which the issuing entity will be formed.

CUT-OFF DATE

For any mortgage loan, the later of February 1, 2007 and the origination date for that mortgage loan (referred to as the "CUT-OFF DATE").

CLOSING DATE

On or about February 28, 2007.

THE MORTGAGE LOANS

The mortgage pool will consist of conventional, hybrid adjustable rate mortgage loans secured by first liens on one- to four-family residential properties with an aggregate principal balance of approximately $396,370,777 as of the cut-off date. All of the mortgage loans will have original terms to maturity of 30 years. The mortgage pool will be divided into two separate groups. Each group of mortgage loans is referred to as a "loan group." The mortgage rate on each mortgage loan is fixed for a specified period after origination after which the mortgage rate is adjustable based on a specified index.

The approximate aggregate stated principal balance of the mortgage loans in each loan group as of the cut-off date was as follows:

LOAN    AGGREGATE PRINCIPAL      FIXED RATE
GROUP         BALANCE         PERIOD (MONTHS)
-----   -------------------   ---------------
  1         $268,972,493             60
  2         $127,398,284            120

The statistical information presented in this free writing prospectus is as of the cut-off date. The depositor believes that the information set forth in this free writing prospectus regarding the mortgage loans as of the cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date. However, certain mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be substituted for the mortgage loans that are described in this free writing prospectus. Any substitution will not result in a material difference in the final mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the mortgage loans presented in this free writing prospectus.

As of the cut-off date, the initial mortgage loans in loan group 1 had the following characteristics:

Aggregate Current Principal Balance                  $268,972,493
Geographic Concentrations in Excess of 10%:
   California                                           54.67%
Weighted Average Original Loan-to-Value Ratio           72.36%
Weighted Average Current Mortgage Rate                  5.924%
Range of Current Mortgage Rates                    4.500% to 8.250%
Average Current Principal Balance                      $641,939
Range of Current Principal Balances             $420,000 to $2,400,000
Weighted Average Remaining Term to Maturity           360 months
Weighted Average FICO Credit Score                    743 points
Weighted Average Gross Margin                           2.258%
Weighted Average Maximum Mortgage Rate                  10.929%
Weighted Average Minimum Mortgage Rate                  2.265%

As of the cut-off date, the mortgage loans in loan group 2 had the following characteristics:

Aggregate Current Principal Balance                  $127,398,284
Geographic Concentrations in excess of 10%:
   California                                           68.30%
Weighted Average Original Loan-to-Value Ratio           70.72%
Weighted Average Current Mortgage Rate                  6.191%
Range of Current Mortgage Rates                    5.500% to 7.125%
Average Current Principal Balance                      $640,192
Range of Current Principal Balances             $268,818 to $2,096,500
Weighted Average Remaining Term to Maturity           359 months
Weighted Average FICO Credit Score                    745 points
Weighted Average Gross Margin                           2.250%
Weighted Average Maximum Mortgage Rate                  11.197%
Weighted Average Minimum Mortgage Rate                  2.250%

See "The Mortgage Pool" on Annex A to this free writing prospectus.

RELATIONSHIP BETWEEN THE LOAN GROUPS AND THE CERTIFICATE GROUPS

The numeric prefix for each class of senior certificates designates the group of senior certificates to which that class belongs and corresponds to the loan group with the same number. For example, the certificates with a "1" prefix are sometimes referred to in this free writing prospectus as the "group 1 senior certificates", the certificates with a "2" prefix are sometimes referred to in this free writing prospectus as the "group 2 senior certificates". The Class A-R Certificates are part of the group 1 senior certificates. The subordinated certificates correspond to the mortgage loans in each loan group. The certificates generally receive distributions based on principal and interest collected from the mortgage loans in the corresponding loan group or loan groups.

DESCRIPTION OF THE CERTIFICATES

The issuing entity will issue the following classes of certificates:

                                                                                                   INITIAL
                              INITIAL CLASS                                                         RATING    INITIAL
                               CERTIFICATE                                                         (FITCH)     RATING
          CLASS                BALANCE (1)                           TYPE                            (2)     (S&P) (2)
          -----               -------------   --------------------------------------------------   -------   ---------
OFFERED CERTIFICATES
Class 1-A-1                    $247,884,000        Senior/Variable Pass-Through Rate/Super           AAA        AAA
                                                            Senior/Depositable(3)
Class 1-A-2                    $ 10,329,000       Senior/Variable Pass-Through Rate/Support          AAA        AAA
Class 1-A-3                    $247,884,000              Senior/Variable Pass-Through                AAA        AAA
                                                      Rate/Super Senior/Exchangeable(3)
Class 1-A-3X                   $247,884,000              Senior/Variable Pass-Through                AAA        AAA
                                              Rate/Interest Only/Notional Amount/Exchangeable(3)
Class 1-A-4                    $247,884,000              Senior/Variable Pass-Through                AAA        AAA
                                                      Rate/Super Senior/Exchangeable(3)
Class 1-A-4X                   $247,884,000              Senior/Variable Pass-Through                AAA        AAA
                                              Rate/Interest Only/Notional Amount/Exchangeable(3)
Class 1-A-5                    $ 96,278,145              Senior/Variable Pass-Through                AAA        AAA
                                                      Rate/Super Senior/Exchangeable(3)
Class 1-A-6                    $151,605,854              Senior/Variable Pass-Through                AAA        AAA
                                                      Rate/Super Senior/Exchangeable(3)
Class 1-A-7                    $ 58,376,682              Senior/Variable Pass-Through                AAA        AAA
                                                      Rate/Super Senior/Exchangeable(3)
Class 1-A-8                    $189,507,318              Senior/Variable Pass-Through                AAA        AAA
                                                      Rate/Super Senior/Exchangeable(3)
Class 1-A-9                    $ 80,231,788              Senior/Variable Pass-Through                AAA        AAA
                                                      Rate/Super Senior/Exchangeable(3)
Class 1-A-10                   $167,652,212              Senior/Variable Pass-Through                AAA        AAA
                                                      Rate/Super Senior/Exchangeable(3)
Class 1-A-11                   $ 46,701,345              Senior/Variable Pass-Through                AAA        AAA
                                                      Rate/Super Senior/Exchangeable(3)
Class 1-A-12                   $201,182,654              Senior/Variable Pass-Through                AAA        AAA
                                                      Rate/Super Senior/Exchangeable(3)
Class 2-A-1                    $117,410,000     Senior/Variable Pass-Through Rate/Super Senior       AAA        AAA
Class 2-A-2                    $  4,892,000       Senior/Variable Pass-Through Rate/Support          AAA        AAA
Class A-R                      $        100       Senior/Variable Pass-Through Rate/Residual         AAA        AAA
Class M                        $  9,711,000         Subordinate/Variable-Pass Through Rate            AA        N/R
Class B-1                      $  2,379,000         Subordinate/Variable-Pass Through Rate            A         N/R
Class B-2                      $  1,585,000         Subordinate/Variable-Pass Through Rate           BBB        N/R

NON-OFFERED CERTIFICATES(4)
Class B-3                      $    793,000         Subordinate/Variable-Pass Through Rate
Class B-4                      $    594,000         Subordinate/Variable-Pass Through Rate
Class B-5                      $    793,676         Subordinate/Variable-Pass Through Rate
Class 1-P(5)                   $        100                   Prepayment Charges
Class 2-P(5)                   $        100                   Prepayment Charges

----------
(1) This amount is subject to a permitted variance in the aggregate of plus or minus 10% depending on the amount of mortgage loans actually delivered on the closing date.

(2) The offered certificates will not be offered unless they are assigned the indicated ratings by Fitch Ratings ("FITCH") and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"). The Class B-3, Class B-4 and Class B-5 Certificates are not offered by this free writing prospectus, so ratings for those classes of certificates have not been provided. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3) Certain proportions of the Class 1-A-1 Certificates may be deposited in exchange for certain proportions of the Class 1-A-3, Class 1-A-3X, Class 1-A-4, Class 1-A-4X, Class 1-A-5, Class 1-A-6, Class 1-A-7, Class 1-A-8, Class 1-A-9, Class 1-A-10, Class 1-A-11 and Class 1-A-12 Certificates as described in this free writing prospectus under "Description of the Certificates--Exchangeable Certificates." The maximum initial class certificate balances or notional amounts of each of the Class 1-A-3, Class 1-A-3X, Class 1-A-4, Class 1-A-4X, Class 1-A-5, Class 1-A-6, Class 1-A-7, Class 1-A-8, Class 1-A-9, Class 1-A-10, Class 1-A-11 and Class 1-A-12 Certificates are set forth in the table.

(4) The Class B-3, Class B-4, Class B-5, Class 1-P and Class 2-P Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class B-3, Class B-4, Class B-5, Class 1-P and Class 2-P Certificates is provided only to permit a better understanding of the offered certificates.

(5) The Class 1-P and Class 2-P Certificates will be entitled to receive all prepayment charges received in respect of the mortgage loans in loan group 1 and loan group 2, respectively. Each of the Class 1-P and Class 2-P Certificates will have an initial class certificate balance of $100 and a notional amount equal to the aggregate stated principal balance of the mortgage loans as of the cut-off date that require payment of a prepayment charge. Each of the Class 1-P and Class 2-P Certificates will not bear interest

The certificates also will have the following characteristics:

                                                                                  INTEREST ACCRUAL
    CLASS      RELATED LOAN GROUP   PASS-THROUGH RATE   INTEREST ACCRUAL PERIOD      CONVENTION
------------   ------------------   -----------------   -----------------------   ----------------
OFFERED
CERTIFICATES
Class 1-A-1             1                   (1)            calendar month (2)        30/360 (3)
Class 1-A-2             1                   (1)            calendar month (2)        30/360 (3)
Class 1-A-3             1                   (4)            calendar month (2)        30/360 (3)
Class 1-A-3X            1                   (5)            calendar month (2)        30/360 (3)
Class 1-A-4             1                   (4)            calendar month (2)        30/360 (3)
Class 1-A-4X            1                   (5)            calendar month (2)        30/360 (3)
Class 1-A-5             1                   (6)            calendar month (2)        30/360 (3)
Class 1-A-6             1                   (7)            calendar month (2)        30/360 (3)
Class 1-A-7             1                   (6)            calendar month (2)        30/360 (3)
Class 1-A-8             1                   (8)            calendar month (2)        30/360 (3)
Class 1-A-9             1                   (9)            calendar month (2)        30/360 (3)
Class 1-A-10            1                   (7)            calendar month (2)        30/360 (3)
Class 1-A-11            1                   (9)            calendar month (2)        30/360 (3)
Class 1-A-12            1                   (8)            calendar month (2)        30/360 (3)
Class 2-A-1             2                  (10)            calendar month (2)        30/360 (3)
Class 2-A-2             2                  (10)            calendar month (2)        30/360 (3)
Class A-R               1                   (1)            calendar month (2)        30/360 (3)
Class M              1 and 2               (11)            calendar month (2)        30/360 (3)
Class B-1            1 and 2               (11)            calendar month (2)        30/360 (3)
Class B-2            1 and 2               (11)            calendar month (2)        30/360 (3)

NON-OFFERED
CERTIFICATES
Class B-3            1 and 2               (11)            calendar month (2)        30/360 (3)
Class B-4            1 and 2               (11)            calendar month (2)        30/360 (3)
Class B-5            1 and 2               (11)            calendar month (2)        30/360 (3)
Class 1-P               1                  N/A                    N/A                   N/A
Class 2-9               2                  N/A                    N/A                   N/A

----------
(1) The pass-through rate for this class of certificates for any interest accrual period for any distribution date will be a per annum rate equal to the weighted average adjusted net mortgage rate of the mortgage loans in loan group 1. The pass-through rate for the interest accrual period for the first distribution date is expected to be approximately 5.7355% per annum.

(2) The interest accrual period for any distribution date will be the calendar month before the month of that distribution date.

(3) Interest will accrue at the rate described in this table on the basis of a 360-day year divided into twelve 30-day months.

(4) The pass-through rate for the Class 1-A-3 and Class 1-A-4 Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average adjusted net mortgage rate of the mortgage loans in loan group 1 minus the pass-through rate of the Class 1-A-3X and Class 1-A-4X Certificates, respectively.

(5) The pass-through rate for the Class 1-A-3X and Class 1-A-4X Certificates for the interest accrual period related to any distribution date (x) prior to the distribution date in February 2012, will be 0.2355% and 0.1105%, respectively, and (y) on or after the distribution date in February 2012, 0.00000%.

(6) The pass-through rate for this class of certificates for any interest accrual period for any distribution date will be the sum of (i) a per annum rate equal to the weighted average adjusted net mortgage rate of the mortgage loans in loan group 1 and (ii) 0.7645% per annum.

(7) The pass-through rate for this class of certificates for any interest accrual period for any distribution date will be the excess of (i) a per annum rate equal to the weighted average adjusted net mortgage rate of the mortgage loans in loan group 1 over (ii) 0.4855% per annum.

(8) The pass-through rate for this class of certificates for any interest accrual period for any distribution date will be the excess of (i) a per annum rate equal to the weighted average adjusted net mortgage rate of the mortgage loans in loan group 1 over (ii) 0.2355% per annum.

(9) The pass-through rate for this class of certificates for any interest accrual period for any distribution date will be the sum of (i) a per annum rate equal to the weighted average adjusted net mortgage rate of the mortgage loans in loan group 1 and (ii) 1.0145 % per annum.

(10) The pass-through rate for this class of certificates for the interest accrual period for any distribution date will be a per annum rate equal to the weighted average adjusted net mortgage rate of the mortgage loans in loan group 2. The pass-through rate for the interest accrual period for the first distribution date is expected to be approximately 6.0067% per annum.

(11) The pass-through rate for each class of subordinated certificates for the interest accrual period for any distribution date will be equal to (i) the sum of the following for each loan group: the product of (1) the weighted average of the adjusted net mortgage rates of the mortgage loans in that loan group as of the first day of the prior calendar month and (2) the aggregate stated principal balance of the mortgage loans in that loan group as of the first day of the prior calendar month, minus the aggregate class certificate balance of the senior certificates related to that loan group immediately prior to that distribution date, divided by (ii) the aggregate class certificate balance of the subordinated certificates immediately prior to that distribution date. The pass-through rate for the interest accrual period for the first distribution date is expected to be approximately 5.8227% per annum.

See "Description of the Certificates" in this free writing prospectus.

DESIGNATIONS

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

          DESIGNATION                     CLASSES OF CERTIFICATES
          -----------             ---------------------------------------
     Senior Certificates          Class 1-A-1, Class 1-A-2, Class 2-A-1,
                                   Class 2-A-2 and Class A-R Certificates

Notional Amount Certificates or        Class 1-A-3X and Class 1-A-4X
      Class X Certificates                      Certificates

    Depositable Certificates              Class 1-A-1 Certificates

   Exchangeable Certificates      Class 1-A-3, Class 1-A-3X, Class 1-A-4,
                                  Class 1-A-4X, Class 1-A-5, Class 1-A-6,
                                   Class 1-A-7, Class 1-A-8, Class 1-A-9,
                                    Class 1-A-10, Class 1-A-11 and Class
                                            1-A-12 Certificates

   Subordinated Certificates          Class M and Class B Certificates

      Class B Certificates                 Class B-1, Class B-2,
                                          Class B-3, Class B-4 and
                                           Class B-5 Certificates

      Class P Certificates                     Class 1-P and
                                           Class 2-P Certificates

      Offered Certificates        Senior Certificates, Class M, Class B-1
                                         and Class B-2 Certificates

RECORD DATE

The record date for each class of certificates and any distribution date will be the last business day of the month preceding the month of that distribution date.

DENOMINATIONS

Offered Certificates other than the Class A-R Certificates:

$25,000 and multiples of $1 in excess thereof.

Class A-R Certificates:

Two certificates of $99.99 and $0.01, respectively.

REGISTRATION OF CERTIFICATES

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

DISTRIBUTION DATES

We will make distributions on the 25th day of each month. If the 25th day of a month is not a business day, then we will make distributions on the next business day. The first distribution is scheduled for March 26, 2007.

LAST SCHEDULED DISTRIBUTION DATE

The last scheduled distribution date for the certificates related to loan group 1 and subordinated certificates is the distribution date in April 2037. The last scheduled distribution date for the certificates related to loan group 2 is the distribution date in March 2037. Since the rate of distributions in reduction of the class certificate balance of each class of offered certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the class certificate balance of any class could be reduced to zero significantly earlier or later than the last scheduled distribution date.

INTEREST PAYMENTS

The interest accrual period, interest accrual convention and pass-through rate for each class of interest-bearing certificates is shown in the table under "Summary--Description of the Certificates" of this free writing prospectus.

On each distribution date, to the extent funds are available, each class of certificates will be entitled to receive:

- interest accrued at the applicable pass-through rate during the related interest accrual period on the class certificate balance of that class immediately prior to that distribution date; and

-    any interest remaining unpaid from prior distribution dates; less

- any net interest shortfalls allocated to that class for that distribution date.

On each distribution date, each class of exchangeable certificates will be entitled to receive a proportionate share of the amounts distributed as interest on the related depositable certificates that have been deposited.

Allocation of Interest Shortfalls:

For any distribution date, the interest entitlement for each class of certificates will be reduced by the amount of net interest shortfalls experienced by the related mortgage loans resulting from:

-    prepayments on the mortgage loans; and

- reductions in the interest rate on the related mortgage loans due to servicemembers relief act reductions or debt service reductions.

Net interest shortfalls for the mortgage loans in a loan group on any distribution date will be allocated pro rata among the class of senior certificates related to that loan group and the subordinated certificates, based on their respective entitlements (or in the case of the subordinated certificates, their respective entitlements arising from the portion of the mortgage loans in that loan group evidenced by the subordinated certificates), in each case before taking into account any reduction in the amounts from net interest shortfalls.

If on any distribution date, available funds for a loan group are not sufficient to make a full distribution of the interest entitlement on the certificates related to that loan group in the order described below under "--Priority of Distributions Among Certificates", interest will be distributed on each class of related certificates of equal priority, pro rata, based on their respective entitlements. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class of certificates will be entitled to receive on the next distribution date. Any unpaid interest amount carried forward will not bear interest.

On each distribution date, each class of exchangeable certificates will be allocated a proportionate share of the net interest shortfalls allocated to the related depositable certificates that have been deposited.

PRINCIPAL PAYMENTS

On each distribution date, certificateholders will only receive a distribution of principal on their certificates if there is cash available on that date for the payment of principal according to the principal distribution rules described in this free writing prospectus.

Generally, principal collections from the mortgage loans in a loan group are allocated to the related senior certificates as set forth below, and any remainder is allocated to the subordinated certificates:

- in the case of scheduled principal collections on the mortgage loans in a loan group, the amount allocated to the related senior certificates is based on the ratio of the aggregate class certificate balance of the related senior certificates to the principal balance of the mortgage loans in that loan group; and

- in the case of principal prepayments on the mortgage loans in a loan group, the amount allocated to the related senior certificates is based on a fixed percentage (equal to 100%) until the seventh anniversary of the first distribution date, at which time the percentage will step down as described herein, if the specified conditions are met.

Notwithstanding the foregoing,

- no decrease in the senior prepayment percentage related to a loan group will occur unless certain conditions related to the loss and delinquency performance of the mortgage loans in each loan group are satisfied; and

- if the subordination percentage meets a certain threshold and certain conditions related to the loss and delinquency performance of the mortgage loans in that loan group and in the other loan group are satisfied (referred to as the "TWO-TIMES TEST"), each senior prepayment percentage will step down prior to the seventh anniversary of the first distribution date, and will be a smaller percentage than would be the case if the two times test were not met.

Principal will be distributed on each class of certificates entitled to receive principal distributions as described below under "--Amounts Available for Distributions on the Certificates."

On each distribution date, each class of exchangeable certificates (other than any notional amount certificates) will be entitled to receive a proportionate share of the amounts distributed as principal of the related depositable certificates that have been deposited.

The classes of Class X Certificates are notional amount certificates and do not have class certificate balances but will bear interest during each interest accrual period on their respective outstanding notional amounts, which are calculated as described in this free writing prospectus under "Description of the Certificates -- Notional Amount Certificates."

EXCHANGING CERTIFICATES THROUGH COMBINATION AND RECOMBINATION

Depositable certificates may be exchanged for a proportionate interest in one or more classes of exchangeable certificates as shown on Annex I. Depositable certificates can be exchanged for the exchangeable certificates by notifying the trustee, depositing the correct proportions of the applicable depositable certificates and paying an exchange fee. Principal of and interest on the depositable certificates so deposited is used to pay principal of and interest on the related exchangeable certificates. Annex I lists the available combinations of the depositable certificates eligible for exchange for the exchangeable certificates.

AMOUNTS AVAILABLE FOR DISTRIBUTIONS ON THE CERTIFICATES

The amount available for distributions on the certificates on any distribution date will generally be calculated on a loan group by loan group basis and will consist of the following amounts for the mortgage loans in each loan group (after the fees and expenses described under the next heading are subtracted):

- all scheduled installments of interest and principal due and received on the mortgage loans in the loan group in the applicable period, together with any advances with respect to them;

- all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans in the loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures;

- net proceeds from the liquidation of defaulted mortgage loans in the loan group, by foreclosure or otherwise during the calendar month preceding the month of the distribution date (to the extent the amounts do not exceed the unpaid principal balance of the mortgage loan, plus accrued interest);

-    subsequent recoveries with respect to the mortgage loans in the loan group;

- partial or full prepayments of the mortgage loans in the loan group collected during the applicable period, together with interest paid in connection with the prepayments (other than certain excess amounts payable to the master servicer) and the compensating interest; and

- any substitution adjustment amount or purchase price in respect of a deleted mortgage loan or a mortgage loan repurchased by a seller or purchased by the master servicer during the applicable period.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts calculated on a loan group by loan group basis:

-    the master servicing fee and additional servicing compensation;

-    the pro rata portion of the trustee fee due to the trustee;

-    lender paid mortgage insurance premiums, if any;

- the amounts in reimbursement for advances previously made and other amounts as to which the master servicer and the trustee are entitled to be reimbursed from the certificate account pursuant to the pooling and servicing agreement;

- all prepayment charges (which are distributable only to the Class P Certificates); and

- all other amounts for which the depositor, a seller or the master servicer is entitled to be reimbursed.

Any amounts paid from the amounts collected with respect to the mortgage loans will reduce the amount that could have been distributed to the certificateholders.

SERVICING COMPENSATION

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan equal to one-twelfth of the stated principal balance of that mortgage loan multiplied by 0.175% per annum until the end of the loan's initial fixed-rate period (including the date of adjustment of the mortgage rate) and multiplied by 0.200% per annum thereafter. The amount of the master servicing fee is subject to adjustment with respect to certain prepaid mortgage loans.

Additional Servicing Compensation:

The master servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges (other than prepayment charges) and all reinvestment income earned on amounts on deposit in certain of the issuing entity's accounts and excess proceeds with respect to mortgage loans as described under "Description of the Certificates--Priority of Distributions Among Certificates".

Source and Priority of Distributions:

The master servicing fee and the additional servicing compensation described above will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

PRIORITY OF DISTRIBUTIONS

Priority of Distributions Among Certificates

In general, on any distribution date, available funds for each loan group will be distributed in the following order:

- to interest on the interest-bearing classes of senior certificates related to that loan group, pro rata, based on their respective interest entitlements;

- to principal of the classes of the senior certificates relating to that loan group, in the order and subject to the priorities set forth below;

- to interest on and principal of, as applicable, the classes of the senior certificates not relating to that loan group, in the order and subject to the priorities described under "Description of the Certificates--Principal--Transfer Payments" in this free writing prospectus;

- from remaining available funds from both of the loan groups, to interest on and then principal of each class of subordinated certificates, in the order of their priority of distribution, beginning with the Class M certificates, in each case subject to the limitations set forth below; and

-    from any remaining available funds, to the Class A-R Certificates.

Principal

On each distribution date, the principal amount related to a loan group will be distributed as described above under "--Priority of Distributions Among Certificates" as principal first with respect to the related classes of senior certificates in an amount up to the related senior principal distribution amount, and second as principal of the subordinated certificates, in an amount up to the subordinated principal distribution amount.

Senior Certificates:

On each distribution date, the principal amount related to a loan group, up to the amount of the related senior principal distribution amount, will be distributed as principal of the following classes of senior certificates, as follows:

-    with respect to loan group 1, sequentially,

          - to the Class A-R Certificates, until its class certificate balance is reduced to zero, and

          - concurrently, to the Class 1-A-1 and Class 1-A-2 Certificates, pro rata, until their respective class certificate balances are reduced to zero, and

- with respect to loan group 2, concurrently, to the Class 2-A-1 and Class 2-A-2 certificates, pro rata, until their respective class certificate balances are reduced to zero.

Subordinated Certificates; Applicable Credit Support Percentage Trigger:

On each distribution date, to the extent of available funds available therefor, the principal amount related to each loan group, up to the related subordinated principal distribution amount, will be distributed as principal of the subordinated certificates in order of seniority, beginning with the Class M Certificates, until their respective class certificate balances are reduced to zero. Each class of subordinated certificates will be entitled to receive its pro rata share of the related subordinated principal distribution amount (based on its respective class certificate balance); provided, that if the applicable credit support percentage of a class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest distribution priority) is less than the original applicable credit support percentage for that class (referred to as a "restricted class"), the restricted class will not receive distributions of principal prepayments. Instead, the portion of principal prepayments otherwise distributable to each restricted class will be allocated to those classes of subordinated certificates that are not restricted classes, pro rata, based upon their respective class certificate balances and distributed in the sequential order described above.

ALLOCATION OF REALIZED LOSSES

On each distribution date, the amount of any realized losses on the mortgage loans in a loan group will be allocated in the following order:

- to the subordinated certificates in the reverse order of their priority of distribution, beginning with the class of subordinated certificates outstanding with the lowest distribution priority, until their respective class certificate balances are reduced to zero, and

- to the related class of senior certificates as follows, until their respective class certificate balances are reduced to zero,

          - in the case of loan group 1, sequentially, to the Class 1-A-2 and Class 1-A-1 certificates, in that order, and

          - in the case of loan group 2, sequentially, to the Class 2-A-2 and Class 2-A-1 certificates, in that order.

On each distribution date, the class certificate balance of each class of exchangeable certificates (other than any notional amount certificates) will be reduced by a proportionate share of the amount of the realized losses allocated on that distribution date to the related depositable certificates that have been deposited.

In addition, if, on any distribution date, following all distributions and the allocation of realized losses, the aggregate class certificate balance of all classes of certificates exceeds the pool principal balance, then the class certificate balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of the excess.

CREDIT ENHANCEMENT

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.

Subordination

The senior certificates will have a distribution priority over the classes of subordinated certificates. Among the subordinated certificates, the Class M Certificates will have a distribution priority over the Class B Certificates. Within the Class B Certificates, each class of certificates will have a distribution priority over those classes of certificates, if any, with a higher numerical designation.

Subordination is designed to provide the holders of certificates with a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans in a loan group first, to the subordinated certificates, beginning with the class of subordinated certificates then outstanding with the lowest distribution priority, and second to the senior certificates related to that loan group in accordance with the priorities set forth above under "--Allocation of Realized Losses."

Additionally, as described above under "--Principal Payments," unless certain conditions are met, the senior prepayment percentage related to a loan group (which determines the allocation of the principal prepayments between the related senior certificates and the subordinated certificates) will equal or exceed the related senior percentage (which represents the related senior certificates' pro rata percentage interest in the mortgage loans in the related loan group). This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the related senior certificates which receive these unscheduled payments of principal while, in the absence of realized losses, increasing the interest in the principal balance of the mortgage loans in a loan group evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the related senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

ADVANCES

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

REPURCHASE, SUBSTITUTION AND PURCHASE OF MORTGAGE LOANS

The sellers may be required to repurchase, or substitute with a replacement mortgage loan, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.

The master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by 151 days or more.

Countrywide Home Loans, Inc. also will be obligated to purchase any mortgage loan with respect to which it has modified the mortgage rate at the request of the borrower.

The purchase price for any mortgage loans repurchased by a seller or purchased by the master servicer will generally be equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the related master servicing fee rate).

OPTIONAL TERMINATION

The master servicer may purchase all of the remaining assets of the issuing entity and retire all the outstanding classes of certificates on or after the distribution date on which the aggregate stated principal balance of the mortgage loans and any related real estate owned by the issuing entity is less than or equal to 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

See "Description of the Certificates--Optional Termination" in this free writing prospectus.

TAX STATUS

For federal income tax purposes, the issuing entity will be composed of multiple entities consisting of a trust beneath which are one or more REMICs: one or more underlying REMICs (if any) and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure (or the master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The master REMIC will issue the several classes of certificates, which, other than the Class A-R Certificates, will represent the regular interests in the master REMIC. The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

ERISA CONSIDERATIONS

The offered certificates (other than the Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met.

LEGAL INVESTMENT

The senior certificates and the Class M Certificates will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The Class B-1 and Class B-2 Certificates will not be rated in one of the two highest rating categories by a nationally recognized statistical rating organization, and therefore will not be mortgage related securities for purposes of that Act.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

          The certificates will be issued pursuant to the pooling and servicing agreement. We summarize below the material terms and provisions pursuant to which the certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates.

          The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of CWMBS, Inc., Countrywide Home Loans, Inc. (or any other seller), Countrywide Home Loans Servicing LP or any of their affiliates.

          The Mortgage Pass-Through Certificates, Series 2007-HY1 will consist of the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-3X, Class 1-A-4, Class 1-A-4X, Class 1-A-5, Class 1-A-6, Class 1-A-7, Class 1-A-8, Class 1-A-9, Class 1-A-10, Class 1-A-11, Class 1-A-12, Class 2-A-1, Class 2-A-2, Class A-R, Class M, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class 1-P and Class 2-P Certificates. The Class B-3, Class B-4, Class B-5, Class 1-P and Class 2-P Certificates are not offered by this free writing prospectus. Any information presented in this free writing prospectus with respect to the Class B-3, Class B-4, Class B-5, Class 1-P and Class 2-P Certificates is provided only to permit a better understanding of the offered certificates.

          When describing the certificates in this free writing prospectus, we use the following terms:

              DESIGNATION                                             CLASSES OF CERTIFICATES
              -----------                 -------------------------------------------------------------------------------
          Senior Certificates               Class 1-A-1, Class 1-A-2, Class 2-A-1, Class 2-A-2 and Class A-R Certificates

Notional Amount Certificates or Class X                      Class 1-A-3X and Class 1-A-4X Certificates
             Certificates

       Depositable Certificates                                       Class 1-A-1 Certificates

       Exchangeable Certificates          Class 1-A-3, Class 1-A-3X, Class 1-A-4, Class 1-A-4X, Class 1-A-5, Class 1-A-6,
                                                                     Class 1-A-7, Class 1-A-8,
                                                              Class 1-A-9, Class 1-A-10, Class 1-A-11
                                                                   and Class 1-A-12 Certificates

       Subordinated Certificates                                  Class M and Class B Certificates

         Class B Certificates                   Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates

         Class P Certificates                                   Class 1-P and Class 2-P Certificates

         Offered Certificates                    Senior Certificates, Class M, Class B-1 and Class B-2 Certificates

The certificates are generally referred to as the following types:

          CLASS                                        TYPE
          -----             ----------------------------------------------------------
Class 1-A-1 Certificates    Senior/Variable Pass-Through Rate/Super Senior/Depositable

Class 1-A-2 Certificates             Senior/Variable Pass-Through Rate/Support

Class 1-A-3 Certificates                   Senior/Variable Pass-Through
                                          Rate/Super Senior/Exchangeable

Class 1-A-3X Certificates                  Senior/Variable Pass-Through
                                  Rate/Interest Only/Notional Amount/Exchangeable

Class 1-A-4 Certificates                   Senior/Variable Pass-Through
                                          Rate/Super Senior/Exchangeable

          CLASS                                        TYPE
          -----             ----------------------------------------------------------
Class 1-A-4X Certificates                  Senior/Variable Pass-Through
                                  Rate/Interest Only/Notional Amount/Exchangeable

Class 1-A-5 Certificates                   Senior/Variable Pass-Through
                                          Rate/Super Senior/Exchangeable

Class 1-A-6 Certificates                   Senior/Variable Pass-Through
                                          Rate/Super Senior/Exchangeable

Class 1-A-7 Certificates                   Senior/Variable Pass-Through
                                          Rate/Super Senior/Exchangeable

Class 1-A-8 Certificates                   Senior/Variable Pass-Through
                                          Rate/Super Senior/Exchangeable

Class 1-A-9 Certificates                   Senior/Variable Pass-Through
                                          Rate/Super Senior/Exchangeable

Class 1-A-10 Certificates                  Senior/Variable Pass-Through
                                          Rate/Super Senior/Exchangeable

Class 1-A-11 Certificates                  Senior/Variable Pass-Through
                                          Rate/Super Senior/Exchangeable

Class 1-A-12 Certificates                  Senior/Variable Pass-Through
                                          Rate/Super Senior/Exchangeable

Class 2-A-1 Certificates          Senior/Variable Pass-Through Rate/Super Senior

Class 2-A-2 Certificates             Senior/Variable Pass-Through Rate/Support

Class A-R Certificates              Senior/Variable Pass-Through Rate/Residual

Subordinated Certificates             Subordinate/Variable-Pass Through Rate

          The senior certificates will have an initial aggregate Class Certificate Balance of approximately $380,515,100 and will evidence in the aggregate an initial beneficial ownership interest of approximately 96.00% in the issuing entity. The subordinated certificates will each evidence the initial beneficial ownership interest in the issuing entity set forth below:

         CLASS OF           INITIAL BENEFICIAL
SUBORDINATED CERTIFICATES   OWNERSHIP INTEREST
-------------------------   ------------------
         Class M                   2.45%
        Class B-1                  0.60%
        Class B-2                  0.40%
        Class B-3                  0.20%
        Class B-4                  0.15%
        Class B-5                  0.20%

          The initial Class Certificate Balances of the certificates may vary in the aggregate by plus or minus 10%.

CALCULATION OF CLASS CERTIFICATE BALANCE

          The "CLASS CERTIFICATE BALANCE" of any class of certificates as of any date is the initial Class Certificate Balance of the class reduced by the sum of:

     - all amounts previously distributed to holders of certificates of the class as payments of principal, and

     -    the amount of Realized Losses allocated to the class;

          provided, however, that the Class Certificate Balances of the classes to which Realized Losses have been allocated will be increased sequentially in the order of distribution priority (from highest to lowest) by the amount of Subsequent Recoveries for a loan group distributed as principal to any related class of certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance of that class of certificates.

          In addition, the Class Certificate Balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced if and to the extent that the aggregate of the Class Certificate Balances of all classes of certificates, following all distributions and the allocation of Realized Losses on any Distribution Date, exceeds the pool principal balance as of the Due Date occurring in the month of the Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that Due Date).

SENIOR CERTIFICATE GROUPS

          The Class 1-A-1, Class 1-A-2 and Class A-R Certificates relate to loan group 1 and the Class 2-A-1, Class 2-A-2 Certificates relate to loan group 2. The classes of senior certificates related to a particular loan group are referred to as a "SENIOR CERTIFICATE GROUP."

SUBORDINATED PORTIONS

          A portion of each loan group is related to the subordinated certificates (each, a "SUBORDINATED PORTION"). The principal balance of each Subordinated Portion (the "SUBORDINATED PORTION BALANCE") for any Distribution Date will be equal to the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans in the related loan group as of the Due Date in the month preceding the month of such Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date), over the aggregate Class Certificate Balance of the related senior certificates immediately prior to such Distribution Date.

NOTIONAL AMOUNT CERTIFICATES

          The Class 1-A-3X and Class 1-A-4X Certificates are notional amount certificates.

          The notional amount of the Class 1-A-3X Certificates for any Distribution Date will equal the Class Certificate Balance of the Class 1-A-3 Certificates immediately prior to such Distribution Date.

          The notional amount of the Class 1-A-4X Certificates for any Distribution Date will equal the Class Certificate Balance of the Class 1-A-4 Certificates immediately prior to such Distribution Date.

BOOK-ENTRY CERTIFICATES; DENOMINATIONS

          The offered certificates, other than the Class A-R Certificates, will be issued as book-entry certificates. The Class A-R Certificates will be issued as two certificates in fully registered certificated form in an aggregate denomination of $100. Each class of book-entry certificates will be issued as one or more certificates that in the aggregate will equal the initial Class Certificate Balance of each class of certificates and that will be held by a depository, initially a nominee of The Depository Trust Company. Beneficial interests in the book-entry certificates will be held indirectly by investors through the book-entry facilities of the depository, as described in this free writing prospectus. Investors may hold the beneficial interests in the book-entry certificates in minimum denominations representing an original principal amount of $25,000 and integral multiples of $1 in excess thereof. The depositor has been informed by the depository that its nominee will be CEDE & Co. ("CEDE"). Accordingly, CEDE is expected to be the holder of record of the book-entry certificates. Except as described in the prospectus under "Description of the Securities--Book-Entry Registration of Securities," no beneficial owner acquiring a book-entry certificate will be entitled to receive a physical certificate representing the certificate.

          Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the book-entry certificates will be CEDE, as nominee of the depository. Beneficial owners of the book-entry certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the depository. Monthly and annual reports on the issuing entity provided to CEDE, as nominee of the depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose depository accounts the book-entry certificates of the beneficial owners are credited.

          Although The Depository Trust Company has agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of The Depository Trust Company, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

          Certificate Account. On or before the closing date, the master servicer will establish an account (the "CERTIFICATE ACCOUNT"), which will be maintained in trust for the benefit of the certificateholders. The Certificate Account will initially be established by the master servicer at Countrywide Bank, N.A., which is an affiliate of the depositor, the sellers and the master servicer. The master servicer will deposit or cause to be deposited in the Certificate Account, within two business days after receipt (or, on a daily basis, if the long-term credit rating of Countrywide Home Loans has been reduced below the rating specified in the pooling and servicing agreement) the following payments and collections remitted by subservicers or received by it in respect of Mortgage Loans subsequent to the cut-off date (other than in respect of principal and interest due on the Mortgage Loans on or before the cut-off date) and the following amounts required to be deposited under the pooling and servicing agreement:

               - all payments on account of principal on the Mortgage Loans, including Principal Prepayments;

               - all payments on account of interest on the Mortgage Loans, net of the related Master Servicing Fee (as adjusted by Compensating Interest payments) any lender paid mortgage insurance premiums and any prepayment interest excess;

               - all payments on account of prepayment charges on the Mortgage Loans;

               - all insurance proceeds, Subsequent Recoveries and liquidation proceeds, other than proceeds to be applied to the restoration or repair of a mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures;

               - any amount required to be deposited by the master servicer pursuant to the pooling and servicing agreement in connection with any losses on permitted investments for which it is responsible;

               - any amounts received by the master servicer with respect to primary mortgage insurance and in respect of net monthly rental income from REO Property;

               -    all Substitution Adjustment Amounts; and

               -    all Advances made by the master servicer.

          Prior to their deposit into the Certificate Account, payments and collections on the Mortgage Loans will be commingled with payments and collections on other mortgage loans and other funds of the master servicer. For a discussion of the risks that arise from the commingling of payments and collections.

          The master servicer may from time to time make withdrawals from the Certificate Account for the following purposes:

               - to pay to the master servicer the Master Servicing Fee and the additional servicing compensation (to the extent not previously retained by the master servicer);

               - to reimburse each of the master servicer and the trustee for unreimbursed Advances made by it, which right of reimbursement pursuant to this subclause being limited to amounts received on the Mortgage Loan(s) in respect of which any such Advance was made;

               - to reimburse each of the master servicer and the trustee for any nonrecoverable advance previously made by it (and prior to the reimbursement, the master servicer will deliver to the trustee an officer's certificate indicating the amount of the nonrecoverable Advance and identifying the related Mortgage Loan(s), and their respective portions of the nonrecoverable advance);

               - to reimburse the master servicer for insured expenses from the related insurance proceeds;

               - to reimburse the master servicer for (a) any unreimbursed customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the master servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a mortgaged property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) maintaining any required insurance policies (collectively, "SERVICING ADVANCES"), which right of reimbursement pursuant to this clause is limited to amounts received representing late recoveries of the payments of these costs and expenses (or liquidation proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto);

               - to pay to the purchaser, with respect to each Mortgage Loan or property acquired in respect thereof that it has purchased as required under the pooling and servicing agreement, all amounts received on such Mortgage Loan after the date of such purchase;

               - to reimburse the sellers and the master servicer for expenses incurred by any of them and reimbursable pursuant to the pooling and servicing agreement;

               - to withdraw any amount deposited in the Certificate Account and not required to be deposited in the Certificate Account;

               - to withdraw an amount equal to the sum of (a) the related Available Funds, (b) any Prepayment Charges received and (c) the Trustee Fee for such Distribution Date and remit such amount to the trustee for deposit in the Distribution Account; and

               - to clear and terminate the Certificate Account upon termination of the pooling and servicing agreement.

          The master servicer is required to maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Certificate Account described in the first six bullet points above.

          Distribution Account. On or before the business day immediately preceding each Distribution Date, the master servicer will withdraw from the Certificate Account the amount of Available Funds for each loan group, any Prepayment Charges received and the Trustee Fee and will deposit those amounts in an account established and maintained with the trustee on behalf of the certificateholders (the "DISTRIBUTION ACCOUNT"). The trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

               - the aggregate amount remitted by the master servicer to the trustee; and

               - any amount required to be deposited by the master servicer in connection with any losses on investment of funds in the Distribution Account.

          The trustee will withdraw funds from the Distribution Account for distribution to the certificateholders as described below under "--Priority of Distributions Among Certificates" and may from time to time make withdrawals from the Distribution Account:

               -    to pay the Trustee Fee to the trustee;

               - to pay to the master servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account;

               - to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the master servicer through delivery of a written notice to the trustee describing the amounts deposited in error); and

               - to clear and terminate the Distribution Account upon the termination of the pooling and servicing agreement.

          There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

          Prior to each Determination Date, the master servicer is required to provide the trustee a report containing the data and information concerning the Mortgage Loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the master servicer in that report and will be permitted to conclusively rely on any information provided to it by the master servicer.

          Exchangeable Certificates Distribution Account. On or prior to the closing date, the trustee will establish an account (the "EXCHANGEABLE CERTIFICATES DISTRIBUTION ACCOUNT"), which will be maintained in trust for the benefit of the holders of the Exchangeable Certificates. The trustee will deposit or cause to be deposited in the Exchangeable Certificates Distribution Account all amounts it receives in respect of the Depositable Certificates that have been deposited, which will then be used to make distributions on that day to the applicable class or classes of Exchangeable Certificates as described below. Funds on deposit in the Exchangeable Certificates Distribution Account will not be invested

INVESTMENTS OF AMOUNTS HELD IN ACCOUNTS

          The Certificate Account and the Distribution Account. All funds in the Certificate Account and the Distribution Account will be invested in permitted investments at the direction of the master servicer. All income and gain net of any losses realized from the investment will be for the benefit of the master servicer as additional servicing compensation and will be remitted to it monthly as described herein.

          The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of the investments will be deposited by the master servicer in the Certificate Account or paid to the trustee for deposit into the Distribution Account out of the master servicer's own funds immediately as realized. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account or the Distribution Account and made in accordance with the pooling and servicing agreement.

EXCHANGEABLE CERTIFICATES

          General. The Class 1-A-1 Certificates are "Depositable Certificates." All or a portion of the Depositable Certificates may be exchanged for a proportionate interest in the Class 1-A-3, Class 1-A-3X, Class 1-A-4, Class 1-A-4X, Class 1-A-5, Class 1-A-6, Class 1-A-7, Class 1-A-8, Class 1-A-9, Class 1-A-10, Class 1-A-11 and Class 1-A-12 Certificates (the "Exchangeable Certificates") in the combinations shown in Annex I. All or a portion of the Exchangeable Certificates may also be exchanged for the Depositable Certificates or for other Exchangeable Certificates in the same combination, in the same manner. Each exchange may be effected only in proportions that result in the principal and interest entitlements of the certificates being received being equal to the principal and interest entitlements of the certificates surrendered. This process may occur repeatedly.

          The classes of Depositable Certificates and of Exchangeable Certificates that are outstanding at any given time, and the outstanding Class Certificate Balances or notional amounts of these classes, will depend upon any related distributions of principal, as well as any exchanges that occur and prior principal distributions. Depositable Certificates and Exchangeable Certificates may be exchanged only in the combinations and in the proportions that the initial Class Certificate Balances of such certificates bear to one another as shown in Annex I.

          Holders of Exchangeable Certificates will be the beneficial owners of a proportionate interest in the uncertificated REMIC Interests underlying the related Depositable Certificates that are deposited and will receive a proportionate share of the distributions on those certificates.

          Procedures. If a holder of Depositable Certificates wishes to exchange its Depositable Certificates for the related Exchangeable Certificates or a holder of Exchangeable Certificates wishes to exchange its Exchangeable Certificates for the related Depositable Certificates, the certificateholder must notify the trustee no later than three business days before the proposed exchange date. Notice to the trustee may be provided by email to cwmacrs@bankofny.com or by telephone at (800) 254-2826. The exchange date will be subject to the trustee's approval but it can generally be any business day other than the first or last business day of the month. The notice must (i) be on the certificateholder's letterhead, (ii) carry a medallion stamp guarantee or be signed by an authorized signatory and be presented with an incumbency certificate and (iii) set forth the following information: the CUSIP number of both the certificates to be exchanged and the certificates to be received, the outstanding Class Certificate Balance or notional amount and the initial Class Certificate Balance or initial notional amount of the certificates to be exchanged, the certificateholder's DTC participant number and the proposed exchange date. After receiving the notice, the trustee will e-mail the certificateholder with wire payment instructions relating to the exchange fee and, assuming the combination or exchange is a permitted combination or exchange as listed on Annex I, the certificateholder will use the Deposit and Withdrawal System at DTC to exchange the certificates. A notice becomes irrevocable on the second business day before the proposed exchange date.

          In connection with each exchange, the certificateholder must pay the trustee a fee equal to 1/32 of 1% of the outstanding Class Certificate Balance of the certificates to be exchanged. In no event, however, will the fee be either less than $2,000 or greater than $25,000. The exchange will be completed upon the receipt by the trustee of the exchange fee and the beneficial interest in the Depositable Certificates.

          The trustee will make the first distribution on a Depositable Certificate or an Exchangeable Certificate received in an exchange transaction on the Distribution Date in the following month to the certificateholder of record as of the close of business on the last day of the month of the exchange.

          Neither the trustee nor the depositor will have any obligation to ensure the availability of the applicable certificates for the desired combination or exchange or to accomplish any combination or exchange other than those listed on Annex I.

FEES AND EXPENSES

     The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

   TYPE / RECIPIENT (1)                    AMOUNT                  GENERAL PURPOSE             SOURCE (2)               FREQUENCY
   --------------------     -----------------------------------   -----------------   ----------------------------   ---------------
FEES

Master Servicing Fee /      One-twelfth of the Stated Principal   Compensation        Amounts on deposit in the              Monthly
Master Servicer             Balance of each Mortgage Loan                             Certificate Account
                            multiplied by the related Master                          representing payments of
                            Servicing Fee Rate for that                               interest and application of
                            Mortgage Loan (3)                                         liquidation proceeds with
                                                                                      respect to that Mortgage Loan

Additional Servicing        -    Prepayment interest excess       Compensation        Interest paid by obligors              Monthly
Compensation /                                                                        with respect to certain
Master Servicer                                                                       prepayments on the Mortgage
                                                                                      Loans

                            -    All late payment fees,           Compensation        Payments made by obligors         Time to time
                                 assumption fees and other                            with respect to the Mortgage
                                 similar charges (excluding                           Loans
                                 prepayment charges)

                            -    All investment income earned     Compensation        Investment income related to           Monthly
                                 on amounts on deposit in the                         the Certificate Account and
                                 Certificate Account and                              the Distribution Account
                                 Distribution Account

                            -    Excess Proceeds (4)              Compensation        Liquidation proceeds and          Time to time
                                                                                      Subsequent Recoveries

Trustee Fee (the "TRUSTEE   One-twelfth of the Trustee Fee Rate   Compensation        Amounts on deposit in the              Monthly
FEE") / Trustee             multiplied by the aggregate Stated                        Certificate Account or the
                            Principal Balance of the                                  Distribution Account
                            outstanding Mortgage Loans (5)

EXPENSES

Insured expenses /          Expenses incurred by the master       Reimbursement of    To the extent the expenses        Time to time
Master Servicer             servicer                              Expenses            are covered by an insurance
                                                                                      policy with respect to the
                                                                                      Mortgage Loan

Servicing Advances /        To the extent of funds available,     Reimbursement of    With respect to each              Time to time
Master Servicer             the amount of any Servicing           Expenses            Mortgage Loan, late
                            Advances                                                  recoveries of the payments
                                                                                      of the costs and expenses,
                                                                                      liquidation proceeds,
                                                                                      Subsequent Recoveries,
                                                                                      purchase proceeds or
                                                                                      repurchase proceeds for that
                                                                                      Mortgage Loan (6)

Indemnification expenses    Amounts for which the sellers, the    Indemnification     Amounts on deposit on the              Monthly
/ the sellers, the master   master servicer and depositor are                         Certificate Account
servicer and the            entitled to indemnification (7)
depositor

----------
(1) If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the master servicer described in this free writing prospectus. Any increase in the fees and expenses described in this free writing prospectus would require an amendment to the pooling and servicing agreement.

(2) Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer in the case of amounts owed to the master servicer) prior to distributions on the certificates.

(3) The "MASTER SERVICING FEE RATE" for each Mortgage Loan will be 0.175% per annum on and before its initial Adjustment Date and will be 0.200% per annum after its initial Adjustment Date. The amount of the monthly servicing fee is subject to adjustment with respect to Mortgage Loans that are prepaid"

(4) "EXCESS PROCEEDS" with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage Loan.

(5)  The "TRUSTEE FEE RATE" is equal to 0.009% per annum.

(6) Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(7) Each of the sellers, the master servicer, and the depositor are entitled to indemnification of certain expenses.

DISTRIBUTIONS

          Distributions on the certificates will be made by the trustee on the 25th day of each month or, if that day is not a business day, on the first business day thereafter, commencing in March 2007 (each, a "DISTRIBUTION DATE"), to the persons in whose names the certificates are registered at the close of business on the related Record Date. The "RECORD DATE" for any Distribution Date will be the last business day of the calendar month immediately prior to the month in which that Distribution Date occurs.

          Distributions on each Distribution Date will be made by check mailed to the address of the person entitled to it as it appears on the applicable certificate register or, in the case of a certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more and who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the trustee.

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

          As more fully described in this free writing prospectus, distributions on the senior certificates will be made on each Distribution Date primarily from Available Funds of the related loan group for such Distribution Date and, in certain circumstances, from any Available Funds from the other loan group remaining after distributions to the senior certificates related to the other loan group. Distributions on the subordinated certificates will be based on any remaining Available Funds for both of the loan groups for the Distribution Date, in each case after giving effect to distributions on all classes of senior certificates in the following order:

     - to interest on each interest-bearing class of senior certificates relating to each loan group, concurrently and on a pro rata basis, based on their respective interest distribution amounts;

     - to principal of the classes of senior certificates relating to each loan group then entitled to receive distributions of principal, in the order and subject to the priorities set forth in this free writing prospectus under "Description of the Certificates--Principal," in each case in an aggregate amount up to the maximum amount of principal to be distributed on the classes on the Distribution Date;

     - to interest on and principal, as applicable, of the classes of the senior certificates not relating to that loan group in the manner, order and priority described in this free writing prospectus under "Description of the Certificates--Principal--Transfer Payments;"

     - from remaining available funds from both of the loan groups, to interest on and then principal of each class of subordinated certificates, in the order of their numerical class designations, beginning with the Class M Certificates, in each case subject to the limitations set forth in this free writing prospectus under "Description of the Certificates--Interest" and "--Principal;" and

     - from remaining available funds from both of the loan groups, any remaining amounts to the Class A-R Certificates.

          "AVAILABLE FUNDS" for a loan group for any Distribution Date will be equal to the sum of

     - all scheduled installments of interest (net of the related expense fees, including premiums in respect of lender paid mortgage insurance) and principal due on the Mortgage Loans in that loan group on the Due Date in the month in which the Distribution Date occurs and received before the related Determination Date, together with any advances with respect to them;

     - all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures and all other cash amounts received and retained in connection with (a) the liquidation of defaulted Mortgage Loans in that loan group, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and (b) any Subsequent Recoveries with respect to Mortgage Loans in that loan group;

     - all partial or full prepayments with respect to Mortgage Loans in that loan group received during the related Prepayment Period together with interest paid with the prepayments, other than certain excess amounts, and Compensating Interest; and

     - amounts received with respect to the Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a deleted Mortgage Loan or a Mortgage Loan in that loan group repurchased by a seller or the master servicer as of the Distribution Date;

          minus

     - amounts in reimbursement for advances previously made and other amounts as to which the master servicer or the trustee is entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement;

          plus

     -    any Transfer Payment Received for such loan group and Distribution
          Date;

          minus

     -    any Transfer Payment Made from such loan group for such Distribution
          Date.

          In the event that Depositable Certificates are exchanged for the related classes of Exchangeable Certificates, such Exchangeable Certificates will be entitled to a proportionate share of the principal and interest distributions on the related Depositable Certificates that have been deposited. In addition, the Exchangeable Certificates will bear a proportionate share of losses and net interest shortfalls allocable to the related Depositable Certificates that have been deposited.

INTEREST

          Pass-Through Rates. The classes of offered certificates will have the respective pass-through rates (each, a "PASS-THROUGH RATE") described below.

          Senior Certificates

          The pass-through rate for each class of senior certificates for the interest accrual period for any Distribution Date will be a per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate for that Distribution Date of the Mortgage Loans in the related loan group. The pass-through rates for the interest accrual period related to the first Distribution Date are expected to be approximately as follows:

                                            PASS-THROUGH
CLASS                                           RATE
-----                                       ------------
Class 1-A-1, Class 1-A-2 and Class A-R...      5.7355%
Class 2-A-1 and Class 2-A-2..............      6.0067%

          Subordinated Certificates

          The pass-through rate for each class of subordinated certificates for each interest accrual period for any Distribution Date will be a per annum rate equal to:

               -    the sum of the following for each loan group: the product of
                    (1) the Weighted Average Adjusted Net Mortgage Rate of the related Mortgage Loans and (2) the related Subordinated Portion Balance immediately prior to that Distribution Date, divided by

               - the aggregate Class Certificate Balance of the subordinated certificates immediately prior to that Distribution Date.

          The pass-through rate for the subordinated certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 5.8227% per annum.

          Definitions Related to Pass-Through Rate Calculations.

          The "ADJUSTED NET MORTGAGE RATE" for a Mortgage Loan is the Mortgage Rate for such Mortgage Loan, minus the Expense Fee Rate for such Mortgage Loan.

          The "WEIGHTED AVERAGE ADJUSTED NET MORTGAGE RATE" for a loan group and any Distribution Date means a per annum rate equal to the average of the Adjusted Net Mortgage Rate of each Mortgage Loan in that loan group, weighted on the basis of its Stated Principal Balance as of the Due Date in the month preceding the month of such Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that Due Date).

          Interest Entitlement. Interest will accrue at the rate described in this free writing prospectus on the certificates on the basis of a 360-day year divided into twelve 30-day months. With respect to each Distribution Date, the "INTEREST ACCRUAL PERIOD" for each class of certificates will be the calendar month preceding the month of the Distribution Date. Each interest accrual period will be deemed to consist of 30 days.

          On each Distribution Date, to the extent of funds available therefor, each class of certificates will be entitled to receive an amount allocable to interest for the related interest accrual period. The "INTEREST DISTRIBUTION AMOUNT" for any class and any Distribution Date will be equal to the sum of

     - interest at the applicable pass-through rate for the related interest accrual period on the related Class Certificate Balance as of the last day of the related interest accrual period, and

     - the sum of the amounts, if any, by which the amount described in the prior bullet point on each prior Distribution Date exceeded the amount actually distributed as interest on prior Distribution Dates and not subsequently distributed (which are called "UNPAID INTEREST AMOUNTS").

          Allocation of Interest Shortfalls. The interest entitlement described above for each class of certificates for any Distribution Date will be reduced by the amount of Net Interest Shortfalls experienced by (a) the related loan group, with respect to the senior certificates and (b) both loan groups, with respect to the subordinated certificates. With respect to any Distribution Date and loan group, the "NET INTEREST SHORTFALL" is equal to the sum of:

     - any net prepayment interest shortfalls for that loan group and Distribution Date, and

     - the amount of interest that would otherwise have been received with respect to any Mortgage Loan in that loan group that was the subject of a Relief Act Reduction or a Debt Service Reduction.

          Net Interest Shortfalls for a loan group on any Distribution Date will be allocated pro rata among all classes of the related senior certificates and the classes of subordinated certificates entitled to receive distributions of interest on such Distribution Date, based on the amount of interest each such class of certificates would otherwise be entitled to receive (or, in the case of the subordinated certificates, be deemed to be entitled to receive, based on each subordinated class's share of the Subordinated Portion as described more fully below) on such Distribution Date, in each case before taking into account any reduction in such amounts from such Net Interest Shortfalls.

          Each class' pro rata share of the Net Interest Shortfalls will be based on the amount of interest the class otherwise would have been entitled to receive on the Distribution Date. On each Distribution Date, each class of

Exchangeable Certificates will be allocated a proportionate share of the Net Interest Shortfalls allocated to the related Depositable Certificates that have been deposited.

          With respect to any Distribution Date, a "NET PREPAYMENT INTEREST SHORTFALL" for a loan group is the amount by which the aggregate prepayment interest shortfall for the Mortgage Loans in that loan group for that Distribution Date exceeds the sum of (x) the Compensating Interest for that loan group and Distribution Date and (y) the excess, if any, of the Compensating Interest for the other loan group over the prepayment interest shortfalls for such other loan group.

          A "PREPAYMENT INTEREST SHORTFALL" for any Mortgage Loan for any Distribution Date is the amount by which interest paid by the borrower in connection with a prepayment of principal on that Mortgage Loan during the period beginning on the first day of the related Prepayment Period and ending on the Due Date occurring in such Prepayment Period is less than one month's interest at the related Mortgage Rate, net of the related Master Servicing Fee Rate, on the Stated Principal Balance of the Mortgage Loan.

          A "RELIEF ACT REDUCTION" is a reduction in the amount of the monthly interest payment on a Mortgage Loan pursuant to the Servicemembers Civil Relief Act or similar state laws.

          A "DEBT SERVICE REDUCTION" is a modification of the terms of a Mortgage Loan resulting from a bankruptcy proceeding which reduced the amount of the monthly payment on the related Mortgage Loan. However, a modification will not be considered a Debt Service Reduction so long as the master servicer is pursuing any other remedies that may be available with respect to the related Mortgage Loan and either the Mortgage Loan has not incurred payment default or scheduled monthly payments of principal and interest are being advanced by the master servicer without giving effect to any Debt Service Reduction.

          For purposes of allocating Net Interest Shortfalls for a loan group to the subordinated certificates on any Distribution Date, the amount of interest each class of subordinated certificates would otherwise be deemed to be entitled to receive from Available Funds for that loan group on the Distribution Date will be equal to an amount of interest at the pass-through rate on a balance equal to that class' pro rata share (based on their respective Class Certificate Balances) of the Subordinated Portion Balance for that loan group immediately prior to such Distribution Date; provided, however, on any Distribution Date after a Senior Termination Date, Net Interest Shortfalls for the related loan group will be allocated to the classes of subordinated certificates based on the amount of interest each such class of subordinated certificates would otherwise be entitled to receive on that Distribution Date.

          If on a particular Distribution Date, Available Funds for a loan group in the Certificate Account applied in the order described in this free writing prospectus under "--Priority of Distributions Among Certificates" are not sufficient to make a full distribution of the interest entitlement on the certificates related to that loan group, interest will be distributed on each class of related certificates of equal priority based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class of certificates will be entitled to receive on the next Distribution Date. A shortfall could occur, for example, if losses realized on the Mortgage Loans in that loan group were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

PRINCIPAL

          General. On each Distribution Date, the Principal Amount for each loan group will be distributed first, as principal, as described above under "--Priority of Distributions Among Certificates," with respect to the related classes of senior certificates in an amount up to the Senior Principal Distribution Amount for such loan group and second, as principal of the subordinated certificates as a portion of the Subordinated Principal Distribution Amount.

          The "PRINCIPAL AMOUNT" for any Distribution Date and loan group will equal the sum of:

     - all monthly payments of principal due on each Mortgage Loan (other than a Liquidated Mortgage Loan) in that loan group on the related Due Date,

     - the principal portion of the purchase price of each Mortgage Loan in that loan group that was repurchased by a seller, the master servicer or another person pursuant to the pooling and servicing agreement as of the Distribution Date,

     - the Substitution Adjustment Amount in connection with any deleted Mortgage Loan in that loan group received with respect to the Distribution Date,

     - any insurance proceeds or liquidation proceeds allocable to recoveries of principal of Mortgage Loans in that loan group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

     - with respect to each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to that Mortgage Loan,

     - all partial and full principal prepayments by borrowers on the Mortgage Loans in that loan group received during the related Prepayment Period, and

     - any Subsequent Recoveries on the Mortgage Loans in that loan group received during the calendar month preceding the month of the Distribution Date,

          plus

     - the principal portion of any Transfer Payment Received for such loan group and Distribution Date,

          minus

     - the principal portion of any Transfer Payment Made for such loan group and Distribution Date.

          TRANSFER PAYMENTS

          Transfer Payment due to disproportionate Realized Losses in one loan group. If on any Distribution Date the aggregate Class Certificate Balance of the senior certificates related to a loan group immediately prior to such Distribution Date is greater than the sum of the aggregate Stated Principal Balance of the Mortgage Loans in that loan group as of the Due Date in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date) (the "UNDERCOLLATERALIZED GROUP"), and the other loan group is not an Undercollateralized Group (such other loan group, the "OVERCOLLATERALIZED GROUP") then the following will occur:

     - the Available Funds in the Overcollateralized Group will be reduced, after distributions of interest to the senior certificates of the Overcollateralized Group, by an amount equal to one month's interest on the Transfer Payment Received by the Undercollateralized Group at the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans in the Undercollateralized Group and that amount will be added to the Available Funds of the Undercollateralized Group; and

     - the portion of the Available Funds in respect of principal on the Mortgage Loans in the Overcollateralized Group, after distributions of principal to the senior certificates of the Overcollateralized Group, will be distributed, to the extent of the portion of Available Funds available therefor, to the senior certificates of the Undercollateralized Group until the aggregate Class Certificate Balance of the senior certificates of the Undercollateralized Group equals the aggregate Stated Principal Balance of the Mortgage Loans in the related loan group.

          Consequently, the subordinated certificates will not receive any distributions of principal until the Undercollateralized Group is no longer undercollateralized.

          On each Distribution Date, the "TRANSFER PAYMENT" for the Undercollateralized Group will equal the excess, if any, of the Class Certificate Balance of the related senior certificates immediately prior to such Distribution Date for the Undercollateralized Group over the aggregate Stated Principal Balance of the Mortgage Loans in such loan group as of the Due Date in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date), plus interest as described above. The Transfer Payment received by the Undercollateralized Group is referred to as a "TRANSFER PAYMENT RECEIVED." The Transfer Payment made by the Overcollateralized Group is referred to as a "TRANSFER PAYMENT MADE."

          All or a portion of the distributions to the senior certificates pursuant to the transfer payment provisions described above may be made on the Distribution Date in the month following the month during which such Transfer Payment occurs (without any additional distribution of interest or earnings thereon with respect to such delay).

          Senior Principal Distribution Amount. On each Distribution Date, the Principal Amount for a loan group, up to the amount of the related Senior Principal Distribution Amount for the Distribution Date, will be distributed as principal of the following classes of senior certificates, as follows:

     -    with respect to loan group 1, sequentially,

          (1) to the Class A-R Certificates, until its Class Certificate Balance is reduced to zero; and

          (2) concurrently, to the Class 1-A-1 and Class 1-A-2 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

     - with respect to loan group 2, concurrently, to the Class 2-A-1 and Class 2-A-2 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero.

          On each Distribution Date, each class of Exchangeable Certificates will be entitled to receive a proportionate share of the Senior Principal Distribution Amount distributed to the related Depositable Certificates that have been deposited.

          "PREPAYMENT PERIOD" means with respect to any Distribution Date and Due Date, the period beginning on the sixteenth day of the calendar month preceding the month in which such Distribution Date occurs (or in the case of the first Distribution Date, from February 1, 2007) and ending on the fifteenth day of the calendar month in which such Distribution Date occurs.

          The "SENIOR PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date and loan group will equal the sum of:

     - the related Senior Percentage of all amounts described in the first through fourth bullet of the definition of Principal Amount for that loan group and that Distribution Date,

     - for each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of

               - the related Senior Percentage of the Stated Principal Balance of the Mortgage Loan as of the Due Date in the month preceding the month of that Distribution Date, and

               - the related Senior Prepayment Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan,

     - the related Senior Prepayment Percentage of amounts described in the sixth and seventh bullets of the definition of Principal Amount for that loan group and that Distribution Date, and

     - the principal portion of any Transfer Payment Received for that loan group and Distribution Date;

provided, however, that on any Distribution Date after a Senior Termination Date, the Senior Principal Distribution Amount for the remaining senior certificates will be calculated pursuant to the above formula based on all the Mortgage Loans in the mortgage pool, as opposed to only the Mortgage Loans in the related loan group.

          "STATED PRINCIPAL BALANCE" means for any Mortgage Loan and Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to:

     - the payment of principal due on the Due Date and irrespective of any delinquency in payment by the related borrower;

     - liquidation proceeds received through the end of the prior calendar month and allocable to principal;

     - prepayments of principal received through the last day of the related Prepayment Period; and

     - any Deficient Valuation previously applied to reduce the unpaid principal balance of the Mortgage Loan.

          The Stated Principal Balance of a Liquidated Mortgage Loan is zero.

          "DEFICIENT VALUATION" means for any Mortgage Loan, a valuation by a court of competent jurisdiction of the mortgaged property in an amount less than the then-outstanding indebtedness under such Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable in a proceeding under the federal bankruptcy code.

          The "POOL PRINCIPAL BALANCE" as of any Due Date equals the aggregate of the Stated Principal Balances of the Mortgage Loans outstanding on such Due Date.

          The "SENIOR PERCENTAGE" for any senior certificate group and Distribution Date is the percentage equivalent of a fraction, not to exceed 100%, the numerator of which is the aggregate of the Class Certificate Balances of each class of senior certificates of such senior certificate group immediately before that Distribution Date and the denominator of which is the aggregate of the Stated Principal Balances of the Mortgage Loans in the related loan group as of the Due Date in the month preceding the month of such Distribution Date (after giving effect to principal prepayments received in the Prepayment Period related to such Due Date); provided, however, that on any Distribution Date after a Senior Termination Date, the Senior Percentage of the remaining senior certificate group is the percentage equivalent of a fraction, the numerator of which is the aggregate of the Class Certificate Balances of each class of senior certificates of such remaining senior certificate group immediately prior to such Distribution Date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of certificates immediately before such Distribution Date.

          For any Distribution Date on and prior to a Senior Termination Date, the "SUBORDINATED PERCENTAGE" for the portion of the subordinated certificates relating to a loan group will be calculated as the difference between 100% and the Senior Percentage of the senior certificate group relating to that loan group on such Distribution Date. After a Senior Termination Date, the Subordinated Percentage will represent the entire interest of the subordinated certificates in the mortgage pool and will be calculated as the difference between 100% and the Senior Percentage for such Distribution Date.

          The "SUBORDINATED PREPAYMENT PERCENTAGE" for a loan group as of any Distribution Date will be calculated as the difference between 100% and the related Senior Prepayment Percentage.

          The "SENIOR PREPAYMENT PERCENTAGE" of a senior certificate group for any Distribution Date occurring during the seven years beginning on the first Distribution Date will equal 100%. Thereafter, each Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates which receive these unscheduled payments of principal while, in the absence of Realized Losses on the related Mortgage Loans, increasing the interest in the principal balance of the applicable loan group evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

          The Senior Prepayment Percentage of a senior certificate group for any Distribution Date occurring on or after the seventh anniversary of the first Distribution Date will be as follows:

     - for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinated Percentage for the Distribution Date;

     - for any Distribution Date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinated Percentage for the Distribution Date;

     - for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinated Percentage for the Distribution Date;

     - for any Distribution Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinated Percentage for the Distribution Date; and

     - for any Distribution Date thereafter, the related Senior Percentage for the Distribution Date;

     provided, however, that if any Distribution Date the Senior Percentage of a senior certificate group exceeds the initial Senior Percentage of such senior certificate group as of the closing date, then the Senior Prepayment Percentage for each senior certificate group for that Distribution Date will equal 100%.

          Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for any loan group will occur unless both of the step down conditions listed below are satisfied with respect to both of the loan groups:

     - the aggregate Stated Principal Balance of all Mortgage Loans in a loan group delinquent 60 days or more (including Mortgage Loans in foreclosure, real estate owned by the issuing entity and Mortgage Loans the borrowers of which are in bankruptcy) (averaged over the preceding six month period), as a percentage of (a) if such date is on or prior to a Senior Termination Date, the Subordinated Percentage for such loan group of the aggregate Stated Principal Balances of the Mortgage Loans in that loan group, or (b) if such date is after a Senior Termination Date, the aggregate Class Certificate Balance of the subordinated certificates on the Distribution Date, is less than 50%, and

     - cumulative Realized Losses on all of the Mortgage Loans in each loan group do not exceed

               - commencing with the Distribution Date on the seventh anniversary of the first Distribution Date, 30% of (i) if such date is on or prior to a Senior Termination Date, the Subordinated Percentage for that loan group of the aggregate Stated Principal Balances of the Mortgage Loans in that loan group, in each case as of the cut-off date or (ii) if such date is after a Senior Termination Date, the aggregate Class Certificate Balance of the subordinated certificates as of the closing date (in either case, the "ORIGINAL SUBORDINATE PRINCIPAL BALANCE"),

               - commencing with the Distribution Date on the eighth anniversary of the first Distribution Date, 35% of the original subordinate principal balance,

               - commencing with the Distribution Date on the ninth anniversary of the first Distribution Date, 40% of the original subordinate principal balance,

               - commencing with the Distribution Date on the tenth anniversary of the first Distribution Date, 45% of the original subordinate principal balance, and

               - commencing with the Distribution Date on the eleventh anniversary of the first Distribution Date, 50% of the original subordinate principal balance.

          Notwithstanding the preceding paragraphs, the Senior Prepayment Percentage for each loan group will decrease prior to the seventh anniversary of the first distribution date (and may be less than the amount set forth above) if the Two Times Test is satisfied. The "TWO TIMES TEST" will be satisfied and the Senior Prepayment Percentage for each loan group will be adjusted if:

               - on or before the Distribution Date in February 2010, the Aggregate Subordinated Percentage is at least 200% of the Aggregate Subordinated Percentage as of the closing date, the delinquency test set forth above is satisfied and cumulative Realized Losses do not exceed 20% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date, and

               - after the Distribution Date in February 2010, the Aggregate Subordinated Percentage is at least 200% of the Aggregate Subordinated Percentage as of the closing date, the delinquency test set forth above is satisfied and cumulative Realized Losses do not exceed 30% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date.

          If the Two Times Test is satisfied as in the first bullet point, the Senior Prepayment Percentage for each loan group will equal the related Senior Percentage for that Distribution Date plus 50% of the amount equal to 100% minus the related Senior Percentage for that Distribution Date. If the Two Times Test is satisfied as in the second bullet point, the Senior Prepayment Percentage for each loan group will equal the related Senior Percentage.

          The "SENIOR TERMINATION DATE" for a senior certificate group is the date on which the aggregate Class Certificate Balance of the senior certificates of such senior certificate group is reduced to zero.

          The "AGGREGATE SUBORDINATED PERCENTAGE" for any Distribution Date is a fraction, expressed as a percentage, the numerator of which is equal to the aggregate Class Certificate Balance of the subordinated certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all the Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date (after giving effect to principal prepayments received in the Prepayment Period related to such Due
Date).

          If on any Distribution Date the allocation to the class or classes of senior certificates then entitled to distributions of principal would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the class or classes of certificates of the related Senior Prepayment Percentage of the related principal amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balance(s) to zero.

          Subordinated Principal Distribution Amount. On each Distribution Date and with respect to both of the loan groups, to the extent of Available Funds available therefor, the Principal Amount for each loan group, up to the amount of the Subordinated Principal Distribution Amount for each loan group for the Distribution Date, will be distributed as principal of the subordinated certificates. Except as provided in the next paragraph, each class of subordinated certificates will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount from both of the loan groups (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds from both of the loan groups for distribution of principal. Distributions of principal of the subordinated certificates will be made sequentially to the classes of subordinated certificates in the order of their numerical class designations, beginning with the Class M Certificates, until their respective Class Certificate Balances are reduced to zero.

          With respect to each class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution), if on any Distribution Date, the Applicable Credit Support

Percentage is less than the Original Applicable Credit Support Percentage, no distribution of partial principal prepayments and principal prepayments in full from any loan group will be made to any of those classes (the "RESTRICTED CLASSES"). The amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes will be allocated among the remaining classes of subordinated certificates, pro rata, based upon their respective Class Certificate Balances, and distributed in the sequential order described above.

          For any Distribution Date and any class of subordinated certificates, the "APPLICABLE CREDIT SUPPORT PERCENTAGE" is equal to the sum of the related Class Subordination Percentages of such class and all classes of subordinated certificates which have lower distribution priorities than such class.

          For any Distribution Date and any class of Subordinated Certificates, the "ORIGINAL APPLICABLE CREDIT SUPPORT PERCENTAGE" is equal to the Applicable Credit Support Percentage for the class on the date of issuance of the certificates.

          The "CLASS SUBORDINATION PERCENTAGE" with respect to any Distribution Date and each class of subordinated certificates, will equal the fraction (expressed as a percentage) the numerator of which is the Class Certificate Balance of the class of subordinated certificates immediately before the Distribution Date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of certificates immediately before the Distribution Date.

          On the date of issuance of the certificates, the characteristics listed below are expected to be as follows:

                                                                   Original
                          Initial Beneficial   Initial Credit     Applicable
                         Interest in Issuing     Enhancement    Credit Support
                                Entity             Level          Percentage
                         -------------------   --------------   --------------
Senior Certificates...          96.00%             4.00%             N/A
Class M...............           2.45%             1.55%            4.00%
Class B-1.............           0.60%             0.95%            1.55%
Class B-2.............           0.40%             0.55%            0.95%
Class B-3.............           0.20%             0.35%            0.55%
Class B-4.............           0.15%             0.20%            0.35%
Class B-5.............           0.20%             0.00%            0.20%

For purposes of calculating the Applicable Credit Support Percentages of the subordinated certificates, the Class M Certificates will be considered to have a lower numerical class designation and a higher distribution priority than each other class of subordinated certificates. Within the Class B Certificates, the distribution priorities are in numerical order.

          The "SUBORDINATED PRINCIPAL DISTRIBUTION AMOUNT" for any loan group and Distribution Date will equal the sum of:

     - the Subordinated Percentage for that loan group of all amounts described in the first through fourth bullets of the definition of Principal Amount for that loan group and that Distribution Date,

     - for each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the liquidation proceeds allocable to principal received on the Mortgage Loan, after application of the amounts pursuant to the second bulleted item of the definition of Senior Principal Distribution Amount for that loan group up to the related Subordinated Percentage of the Stated Principal Balance of the Mortgage Loan as of the Due Date in the month preceding the month of that Distribution Date, and

     - the related Subordinate Prepayment Percentage of amounts described in the sixth and seventh bullets of the definition of Principal Amount for that loan group and that Distribution Date, minus

     - the principal portion of any Transfer Payment Made for that loan group.

          On any Distribution Date after a Senior Termination Date, the Subordinated Principal Distribution Amount will not be calculated by loan group but will be calculated pursuant to the formula set forth above based on the applicable Subordinated Percentage or Subordinated Prepayment Percentage, as applicable, for the subordinated certificates for such Distribution Date with respect to all of the Mortgage Loans in the mortgage pool as opposed to the Mortgage Loans only in the related loan group.

          Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity shall exist, whether or not the Class A-R Certificates are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive certain amounts as described in the pooling and servicing agreement. It is not anticipated that there will be any significant amounts remaining for that distribution.

          The "SENIOR CREDIT SUPPORT DEPLETION DATE" is the date on which the aggregate Class Certificate Balance of the subordinated certificates has been reduced to zero.

ALLOCATION OF LOSSES

          On each Distribution Date, the amount of any Realized Loss with respect to any loan group will be allocated:

     - first, to the subordinated certificates, in the reverse order of their distribution priority (beginning with the class of subordinated certificates then outstanding with the lowest distribution priority), in each case until the Class Certificate Balance of the respective class of certificates has been reduced to zero, and

     - second, to the related classes of senior certificates as follows, until their respective Class Certificate Balances are reduced to zero,

               - in the case of loan group 1, sequentially, to the Class 1-A-2 and Class 1-A-1 Certificates, in that order, and

               - in the case of loan group 2, sequentially, to the Class 2-A-2 and Class 2-A-1 Certificates, in that order.

          On any Distribution Date following the Senior Credit Support Depletion Date, the Class Certificate Balance of each class of Exchangeable Certificates will also be reduced by a proportionate share of the amount of Realized Losses allocated on that Distribution Date to the related Depositable Certificates that have been deposited and will be increased by a proportionate share of the amount of Subsequent Recoveries allocated on that Distribution Date to the related Depositable Certificates that have been deposited.

          For purposes of allocating losses to the subordinated certificates, the Class M Certificates have a higher distribution priority than each other class of subordinated certificates.

          Because principal distributions are paid to some classes of certificates before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the Mortgage Loans than holders of classes that are entitled to receive principal earlier.

          In general, a "REALIZED LOSS" means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of liquidation proceeds applied to the principal balance of the related Mortgage Loan.

          A "LIQUIDATED MORTGAGE LOAN" is a defaulted Mortgage Loan as to which the master servicer has determined that all recoverable liquidation and insurance proceeds have been received.

          "SUBSEQUENT RECOVERIES" are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of the receipt of such recoveries.

                                                                         ANNEX A

                                THE MORTGAGE POOL

               The following information sets forth certain characteristics of the Mortgage Loans in each Loan Group as of the cut-off date. Other than with respect to rates of interest, percentages are approximate and are stated in each case by aggregate Stated Principal Balance of the Mortgage Loans in each Loan Group as of the cut-off date. Due to rounding, the sum in any column of the following tables may not equal the indicated value.

                                  LOAN GROUP 1

                                  LOAN PROGRAM

                                                                                                 WEIGHTED             WEIGHTED
                                                             PERCENT OF    AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER                       MORTGAGE    PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
                                   OF         AGGREGATE       LOANS IN     BALANCE     CURRENT   TERM TO     FICO     LOAN-TO-
                                MORTGAGE  PRINCIPAL BALANCE     LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
TYPE OF PROGRAM                   LOANS      OUTSTANDING       GROUP 1       ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
---------------                 --------  -----------------  ----------  -----------  --------  ---------  --------  ---------
One-Year LIBOR................     416     $267,435,883.10      99.43%    642,874.72    5.921      360       743       72.32
Six-Month LIBOR...............       3        1,536,609.80       0.57     512,203.27    6.374      358       726       79.63
                                   ---     ---------------     ------
   Total......................     419     $268,972,492.90     100.00%
                                   ===     ===============     ======

                            CURRENT MORTGAGE RATES(1)

                                                                                       WEIGHTED             WEIGHTED
                                                             PERCENT OF    AVERAGE     AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER                       MORTGAGE    PRINCIPAL   REMAINING   AVERAGE   ORIGINAL
                                   OF         AGGREGATE       LOANS IN     BALANCE     TERM TO     FICO     LOAN-TO-
                                MORTGAGE  PRINCIPAL BALANCE     LOAN     OUTSTANDING   MATURITY   CREDIT     VALUE
CURRENT MORTGAGE RATE (%)         LOANS      OUTSTANDING       GROUP 1       ($)       (MONTHS)    SCORE   RATIO (%)
-------------------------       --------  -----------------  ----------  -----------  ---------  --------  ---------
4.500.........................       1     $    821,199.50       0.31%    821,199.50     359        767      80.00
4.750.........................      11        7,555,320.00       2.81     686,847.27     360        752      70.78
5.000.........................       6        3,278,174.54       1.22     546,362.42     360        748      70.49
5.125.........................       5        2,831,770.00       1.05     566,354.00     360        753      79.11
5.250.........................      11        6,322,912.35       2.35     574,810.21     360        751      68.52
5.255.........................       1          641,000.00       0.24     641,000.00     360        683      94.26
5.375.........................      12        6,331,213.00       2.35     527,601.08     360        732      67.90
5.385.........................       1          540,000.00       0.20     540,000.00     360        682      90.00
5.500.........................      32       19,989,593.00       7.43     624,674.78     360        735      74.42
5.625.........................      33       24,824,438.36       9.23     752,255.71     360        743      69.96
5.750.........................      43       32,199,976.00      11.97     748,836.65     360        743      71.46
5.875.........................      81       56,227,512.75      20.90     694,166.82     360        743      69.68
6.000.........................      39       22,878,065.42       8.51     586,617.06     360        748      72.85
6.080.........................       1          527,000.00       0.20     527,000.00     359        731      86.39
6.125.........................      23       13,422,523.85       4.99     583,587.99     360        745      69.35
6.250.........................      40       22,955,732.00       8.53     573,893.30     360        750      75.54
6.375.........................      14        7,960,140.61       2.96     568,581.47     360        755      76.33
6.500.........................      23       12,166,252.00       4.52     528,967.48     360        744      77.93
6.510.........................       1          495,000.00       0.18     495,000.00     360        758      88.39
6.625.........................      20       13,248,318.00       4.93     662,415.90     360        737      74.33
6.750.........................       6        5,107,612.00       1.90     851,268.67     359        723      74.76
6.875.........................       6        3,029,337.73       1.13     504,889.62     359        712      76.32
7.000.........................       3        1,807,900.00       0.67     602,633.33     359        738      70.98
7.125.........................       2        1,311,746.79       0.49     655,873.40     359        750      77.55
7.250.........................       1          960,000.00       0.36     960,000.00     360        707      80.00

                                                                                       WEIGHTED             WEIGHTED
                                                             PERCENT OF    AVERAGE     AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER                       MORTGAGE    PRINCIPAL   REMAINING   AVERAGE   ORIGINAL
                                   OF         AGGREGATE       LOANS IN     BALANCE     TERM TO     FICO     LOAN-TO-
                                MORTGAGE  PRINCIPAL BALANCE     LOAN     OUTSTANDING   MATURITY   CREDIT     VALUE
CURRENT MORTGAGE RATE (%)         LOANS      OUTSTANDING       GROUP 1       ($)       (MONTHS)    SCORE   RATIO (%)
-------------------------       --------  -----------------  ----------  -----------  ---------  --------  ---------
7.375.........................       1          549,955.00       0.20     549,955.00     360        701      57.89
7.500.........................       1          433,800.00       0.16     433,800.00     360        727      78.16
8.250.........................       1          556,000.00       0.21     556,000.00     360        715      80.00
                                   ---     ---------------     ------
   Total......................     419     $268,972,492.90     100.00%
                                   ===     ===============     ======

----------
(1) The lender acquired mortgage insurance mortgage loans are shown in the preceding table net of the interest premium charge by the related lenders. As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans in Loan Group 1 (as so adjusted) is expected to be approximately 5.920% per annum. Without the adjustment, the weighted average current mortgage rate of the Mortgage Loans in Loan Group 1 is expected to be approximately 5.924% per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                                                                  WEIGHTED             WEIGHTED
                                                             PERCENT OF     AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
RANGE OF                         NUMBER                       MORTGAGE     PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
CURRENT MORTGAGE                   OF         AGGREGATE       LOANS IN      BALANCE     CURRENT   TERM TO     FICO     LOAN-TO-
LOAN PRINCIPAL                  MORTGAGE  PRINCIPAL BALANCE     LOAN      OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
BALANCES ($)                      LOANS      OUTSTANDING       GROUP 1        ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
----------------                --------  -----------------  ----------  ------------  --------  ---------  --------  ---------
400,000.01 - 450,000.00.......      52     $ 22,799,753.61       8.48%     438,456.80    6.036      360        741      76.27
450,000.01 - 500,000.00.......      90       43,049,279.79      16.01      478,325.33    5.986      360        739      72.91
500,000.01 - 550,000.00.......      76       40,114,477.41      14.91      527,822.07    5.895      360        745      74.41
550,000.01 - 600,000.00.......      37       21,263,779.80       7.91      574,696.75    5.984      360        744      72.57
600,000.01 - 650,000.00.......      44       27,647,995.36      10.28      628,363.53    5.980      360        740      71.85
650,000.01 - 700,000.00.......      25       16,976,136.58       6.31      679,045.46    5.883      360        740      74.36
700,000.01 - 750,000.00.......      12        8,756,910.89       3.26      729,742.57    5.752      360        759      74.92
750,000.01 - 1,000,000.00.....      57       49,805,638.46      18.52      873,783.13    5.881      360        738      72.85
1,000,000.01 - 1,500,000.00...      17       22,149,521.00       8.23    1,302,913.00    5.816      360        754      67.62
1,500,000.01 - 2,000,000.00...       8       14,009,000.00       5.21    1,751,125.00    5.939      360        740      60.75
Greater than 2,000,000.01.....       1        2,400,000.00       0.89    2,400,000.00    5.750      360        788      72.73
                                   ---     ---------------     ------
   Total......................     419     $268,972,492.90     100.00%
                                   ===     ===============     ======

----------
(1) As of the cut-off date, the average current mortgage loan principal balance of the Mortgage Loans in Loan Group 1 is approximately $641,939.

                              FICO CREDIT SCORES(1)

                                                                                                 WEIGHTED             WEIGHTED
                                                             PERCENT OF    AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER                       MORTGAGE    PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
                                   OF         AGGREGATE       LOANS IN     BALANCE     CURRENT   TERM TO     FICO     LOAN-TO-
RANGE OF                        MORTGAGE  PRINCIPAL BALANCE     LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
FICO CREDIT SCORES                LOANS      OUTSTANDING       GROUP 1       ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
------------------              --------  -----------------  ----------  -----------  --------  ---------  --------  ---------
660 - 679.....................      23     $ 11,980,002.00       4.45%    520,869.65    6.056      360        670      78.96
680 - 699.....................      19       11,077,379.64       4.12     583,019.98    5.852      360        687      77.46
700 - 719.....................      79       48,736,473.84      18.12     616,917.39    5.981      360        709      74.59
720 and Above.................     298      197,178,637.42      73.31     661,673.28    5.906      360        759      71.12
                                   ---     ---------------     ------
   Total......................     419     $268,972,492.90     100.00%
                                   ===     ===============     ======

----------
(1) As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Mortgage Loans in Loan Group 1 is approximately 743.

                             DOCUMENTATION PROGRAMS

                                                                                                 WEIGHTED             WEIGHTED
                                                             PERCENT OF    AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER                       MORTGAGE    PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
                                   OF         AGGREGATE       LOANS IN     BALANCE     CURRENT   TERM TO     FICO     LOAN-TO-
DOCUMENTATION                   MORTGAGE  PRINCIPAL BALANCE     LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
PROGRAMS                          LOANS      OUTSTANDING       GROUP 1       ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
-------------                   --------  -----------------  ----------  -----------  --------  ---------  --------  ---------
Alternative ..................      63     $ 40,783,403.18      15.16%    647,355.61    5.761      360        728      73.89
Clues ........................       5        3,862,366.24       1.44     772,473.25    5.741      360        724      70.19
Full Documentation ...........      91       65,282,148.48      24.27     717,386.25    5.937      360        737      72.01
Preferred ....................     255      155,261,575.00      57.72     608,868.92    5.959      360        750      72.32
Streamline ...................       5        3,783,000.00       1.41     756,600.00    6.180      360        737      65.34
                                   ---     ---------------     ------
   Total .....................     419     $268,972,492.90     100.00%
                                   ===     ===============     ======

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                                                                 WEIGHTED             WEIGHTED
                                                             PERCENT OF    AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER                       MORTGAGE    PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
                                   OF         AGGREGATE       LOANS IN     BALANCE     CURRENT   TERM TO     FICO     LOAN-TO-
RANGE OF ORIGINAL               MORTGAGE  PRINCIPAL BALANCE     LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
LOAN-TO-VALUE RATIOS (%)          LOANS      OUTSTANDING       GROUP 1       ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
------------------------        --------  -----------------  ----------  -----------  --------  ---------  --------  ---------
50.00 or Less ................      26     $ 18,863,661.80       7.01%    725,525.45    5.816      360        760      39.85
50.01 - 55.00 ................       6        4,546,476.35       1.69     757,746.06    5.799      360        743      53.11
55.01 - 60.00 ................      19       14,821,855.00       5.51     780,097.63    5.835      360        753      58.22
60.01 - 65.00 ................      24       17,517,166.54       6.51     729,881.94    5.744      360        741      62.85
65.01 - 70.00 ................      28       18,738,019.49       6.97     669,214.98    5.867      360        744      68.09
70.01 - 75.00 ................      65       44,978,979.05      16.72     691,984.29    5.954      360        746      73.17
75.01 - 80.00 ................     244      145,605,934.67      54.13     596,745.63    5.958      360        739      79.57
85.01 - 90.00 ................       5        2,813,000.00       1.05     562,600.00    6.521      360        729      89.04
90.01 - 95.00 ................       2        1,087,400.00       0.40     543,700.00    6.029      359        676      93.74
                                   ---     ---------------     ------
   Total .....................     419     $268,972,492.90     100.00%
                                   ===     ===============     ======

----------
(1) As of the cut-off date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans in Loan Group 1 is approximately 72.36%.

(2) Does not take into account any secondary financing on the Mortgage Loans in Loan Group 1 that may exist at the time of origination.

                  ORIGINAL COMBINED LOAN-TO-VALUE RATIOS(1)(2)

                                                                                                 WEIGHTED             WEIGHTED
                                                             PERCENT OF    AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER                       MORTGAGE    PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
RANGE OF ORIGINAL                  OF         AGGREGATE       LOANS IN     BALANCE     CURRENT   TERM TO     FICO     LOAN-TO-
COMBINED                        MORTGAGE  PRINCIPAL BALANCE     LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
LOAN-TO-VALUE RATIOS (%)          LOANS      OUTSTANDING       GROUP 1       ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
------------------------        --------  -----------------  ----------  -----------  --------  ---------  --------  ---------
50.00 or Less ................      23     $ 17,079,306.47       6.35%    742,578.54    5.896      360        761      39.24
50.01 - 55.00 ................       6        4,546,476.35       1.69     757,746.06    5.799      360        743      53.11
55.01 - 60.00 ................      16       12,429,855.00       4.62     776,865.94    5.786      360        755      58.19
60.01 - 65.00 ................      22       15,717,992.00       5.84     714,454.18    5.797      360        739      62.25
65.01 - 70.00 ................      27       17,945,415.00       6.67     664,645.00    5.809      360        745      66.22
70.01 - 75.00 ................      50       33,769,177.48      12.55     675,383.55    5.933      360        750      72.86
75.01 - 80.00 ................     126       78,599,792.86      29.22     623,807.88    5.916      360        743      78.94
80.01 - 85.00 ................      18       11,082,421.87       4.12     615,690.10    5.784      359        749      73.46
85.01 - 90.00 ................      94       57,405,312.37      21.34     610,694.81    6.115      360        737      79.19
90.01 - 95.00 ................      20       11,456,080.00       4.26     572,804.00    5.985      360        709      80.58
95.01 - 100.00 ...............      17        8,940,663.50       3.32     525,921.38    5.586      360        736      79.72
                                   ---     ---------------     ------
   Total .....................     419     $268,972,492.90     100.00%
                                   ===     ===============     ======

----------
(1) As of the cut-off date, the weighted average original Combined Loan-to-Value Ratio of the Mortgage Loans in Loan Group 1 is approximately 76.45%.

(2) Takes into account any secondary financing on the Mortgage Loans in Loan Group 1 that may exist at the time of origination.

                  STATE DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                                                                  WEIGHTED             WEIGHTED
                                                             PERCENT OF     AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER                       MORTGAGE     PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
                                   OF         AGGREGATE       LOANS IN      BALANCE     CURRENT   TERM TO     FICO     LOAN-TO-
                                MORTGAGE  PRINCIPAL BALANCE     LOAN      OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
STATE                             LOANS      OUTSTANDING       GROUP 1        ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
-----                           --------  -----------------  ----------  ------------  --------  ---------  --------  ---------
California ...................     230     $147,052,538.07      54.67%     639,358.86    5.887      360        742      72.39
Florida ......................      31       19,411,981.62       7.22      626,192.96    5.911      360        751      73.26
Illinois .....................      15        9,178,446.79       3.41      611,896.45    6.225      360        744      72.81
Washington ...................      15        8,903,581.00       3.31      593,572.07    5.966      360        726      70.98
New Jersey ...................      13        8,515,698.71       3.17      655,053.75    5.850      360        741      73.22
Arizona ......................      13        7,995,666.00       2.97      615,051.23    6.102      360        744      71.75
Nevada .......................      11        7,412,951.80       2.76      673,904.71    5.972      360        748      69.55
Virginia .....................      12        7,254,226.63       2.70      604,518.89    5.735      360        730      76.63
Connecticut ..................       5        5,849,200.00       2.17    1,169,840.00    5.900      360        756      68.77
Massachusetts ................       9        5,733,876.35       2.13      637,097.37    5.991      360        731      73.31
Other (Less than 2%) .........      65       41,664,325.93      15.49      640,989.63    5.985      360        747      72.08
                                   ---     ---------------     ------
   Total .....................     419     $268,972,492.90     100.00%
                                   ===     ===============     ======

----------
(1) The Other row in the preceding table includes 22 other states with under 2% concentrations individually. As of the cut-off date, no more than approximately 1.824% of the Mortgage Loans in Loan Group 1 will be secured by mortgaged properties located in any one postal zip code area.

                                  LOAN PURPOSE

                                                                                                 WEIGHTED             WEIGHTED
                                                             PERCENT OF    AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER                       MORTGAGE    PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
                                   OF         AGGREGATE       LOANS IN     BALANCE     CURRENT   TERM TO     FICO     LOAN-TO-
                                MORTGAGE  PRINCIPAL BALANCE     LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
LOAN PURPOSE                      LOANS      OUTSTANDING       GROUP 1       ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
------------                    --------  -----------------  ----------  -----------  --------  ---------  --------  ---------
Purchase .....................     143     $ 93,777,875.90      34.87%    655,789.34    5.854      360        748      76.68
Refinance (Rate/Term) ........     172      109,691,968.36      40.78     637,744.00    5.931      360        745      70.72
Refinance (Cash-Out) .........     104       65,502,648.64      24.35     629,833.16    6.011      360        732      68.91
                                   ---     ---------------     ------
   Total .....................     419     $268,972,492.90     100.00%
                                   ===     ===============     ======

                        TYPES OF MORTGAGED PROPERTIES(1)

                                                                                                 WEIGHTED             WEIGHTED
                                                             PERCENT OF    AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER                       MORTGAGE    PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
                                   OF         AGGREGATE       LOANS IN     BALANCE     CURRENT   TERM TO     FICO     LOAN-TO-
                                MORTGAGE  PRINCIPAL BALANCE     LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
PROPERTY TYPE                     LOANS      OUTSTANDING       GROUP 1       ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
-------------                   --------  -----------------  ----------  -----------  --------  ---------  --------  ---------
2-4 Family Units .............       4     $  2,627,600.00       0.98%    656,900.00    6.268      360        732      82.26
Condominium ..................      42       25,853,292.53       9.61     615,554.58    5.938      360        744      74.30
Planned Unit Development .....     132       87,289,921.33      32.45     661,287.28    5.887      360        744      72.58
Single Family Residence ......     241      153,201,679.04      56.96     635,691.61    5.937      360        742      71.74
                                   ---     ---------------     ------
   Total .....................     419     $268,972,492.90     100.00%
                                   ===     ===============     ======

----------
(1)  Treated as real property.

                               OCCUPANCY TYPES(1)

                                                                                                 WEIGHTED             WEIGHTED
                                                             PERCENT OF    AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER                       MORTGAGE    PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
                                   OF         AGGREGATE       LOANS IN     BALANCE     CURRENT   TERM TO     FICO     LOAN-TO-
                                MORTGAGE  PRINCIPAL BALANCE     LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
OCCUPANCY TYPE                    LOANS      OUTSTANDING       GROUP 1       ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
-------------                   --------  -----------------  ----------  -----------  --------  ---------  --------  ---------
Primary Residence.............     389     $248,953,432.99      92.56%    639,983.12    5.917      360        742      72.78
Secondary Residence...........      30       20,019,059.91       7.44     667,302.00    6.009      360        747      67.09
                                   ---     ---------------     ------
   Total......................     419     $268,972,492.90     100.00%
                                   ===     ===============     ======

----------
(1) Based upon representations of the related borrowers at the time of origination.

                         REMAINING TERMS TO MATURITY(1)

                                                                                                           WEIGHTED
                                                             PERCENT OF    AVERAGE    WEIGHTED  WEIGHTED   AVERAGE
                                 NUMBER                       MORTGAGE    PRINCIPAL    AVERAGE   AVERAGE   ORIGINAL
                                   OF         AGGREGATE       LOANS IN     BALANCE     CURRENT    FICO     LOAN-TO-
REMAINING TERM                  MORTGAGE  PRINCIPAL BALANCE     LOAN     OUTSTANDING  MORTGAGE   CREDIT     VALUE
TO MATURITY (MONTHS)              LOANS      OUTSTANDING       GROUP 1       ($)      RATE (%)    SCORE   RATIO (%)
--------------------            --------  -----------------  ----------  -----------  --------  --------  ---------
357...........................       3     $  1,684,558.44       0.63%    561,519.48    5.983      732      79.66
358...........................       6        3,521,797.88       1.31     586,966.31    6.347      747      69.25
359...........................      87       57,992,835.58      21.56     666,584.32    5.981      742      72.27
360...........................     323      205,773,301.00      76.50     637,069.04    5.900      743      72.38
                                   ---     ---------------     ------
   Total......................     419     $268,972,492.90     100.00%
                                   ===     ===============     ======

----------
(1) As of the cut-off date, the weighted average remaining term to maturity of the Mortgage Loans in Loan Group 1 is approximately 360 months.

                                GROSS MARGINS(1)

                                                                                                 WEIGHTED             WEIGHTED
                                                             PERCENT OF    AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER                       MORTGAGE    PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
                                   OF         AGGREGATE       LOANS IN     BALANCE     CURRENT   TERM TO     FICO     LOAN-TO-
                                MORTGAGE  PRINCIPAL BALANCE     LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
GROSS MARGIN (%)                  LOANS      OUTSTANDING       GROUP 1       ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
----------------                --------  -----------------  ----------  -----------  --------  ---------  --------  ---------
2.250.........................     414     $266,196,883.10      98.97%    642,987.64    5.921      360        743      72.20
2.750.........................       1          527,000.00       0.20     527,000.00    6.500      359        731      86.39
2.875.........................       2        1,035,000.00       0.38     517,500.00    6.413      360        718      89.23
3.125.........................       1          641,000.00       0.24     641,000.00    5.875      360        683      94.26
3.250.........................       1          572,609.80       0.21     572,609.80    5.875      357        793      79.00
                                   ---     ---------------     ------
   Total......................     419     $268,972,492.90     100.00%
                                   ===     ===============     ======

----------
(1) As of the cut-off date, the weighted average gross margin of the Mortgage Loans in Loan Group 1 was approximately 2.258%.

                            MAXIMUM MORTGAGE RATES(1)

                                                                                                 WEIGHTED             WEIGHTED
                                                             PERCENT OF    AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER                       MORTGAGE    PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
                                   OF         AGGREGATE       LOANS IN     BALANCE     CURRENT   TERM TO     FICO     LOAN-TO-
MAXIMUM MORTGAGE                MORTGAGE  PRINCIPAL BALANCE     LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
RATE (%)                          LOANS      OUTSTANDING       GROUP 1       ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
----------------                --------  -----------------  ----------  -----------  --------  ---------  --------  ---------
9.500.........................       1     $    821,199.50       0.31%    821,199.50    4.500      359        767      80.00
9.750.........................      11        7,555,320.00       2.81     686,847.27    4.750      360        752      70.78
10.000........................       6        3,278,174.54       1.22     546,362.42    5.000      360        748      70.49
10.125........................       5        2,831,770.00       1.05     566,354.00    5.125      360        753      79.11
10.250........................      11        6,322,912.35       2.35     574,810.21    5.250      360        751      68.52
10.375........................      12        6,331,213.00       2.35     527,601.08    5.375      360        732      67.90
10.500........................      32       19,989,593.00       7.43     624,674.78    5.500      360        735      74.42
10.625........................      33       24,824,438.36       9.23     752,255.71    5.625      360        743      69.96
10.750........................      43       32,199,976.00      11.97     748,836.65    5.750      360        743      71.46
10.875........................      82       56,835,902.95      21.13     693,120.77    5.875      360        741      70.05
11.000........................      39       22,878,065.42       8.51     586,617.06    6.000      360        748      72.85
11.125........................      23       13,422,523.85       4.99     583,587.99    6.125      360        745      69.35
11.250........................      40       22,955,732.00       8.53     573,893.30    6.250      360        750      75.54
11.375........................      14        7,960,140.61       2.96     568,581.47    6.375      360        755      76.33
11.500........................      23       12,169,252.00       4.52     529,097.91    6.500      360        746      78.21
11.625........................      20       13,248,318.00       4.93     662,415.90    6.625      360        737      74.33
11.75.........................       6        5,107,612.00       1.90     851,268.67    6.750      359        723      74.76
11.875........................       6        3,161,947.53       1.18     526,991.26    6.694      359        732      76.29
12.000........................       4        2,302,900.00       0.86     575,725.00    7.000      359        742      74.72
12.125........................       2        1,311,746.79       0.49     655,873.40    7.125      359        750      77.55
12.250........................       1          960,000.00       0.36     960,000.00    7.250      360        707      80.00
12.375........................       1          549,955.00       0.20     549,955.00    7.375      360        701      57.89
12.500........................       2          957,800.00       0.36     478,900.00    6.953      359        713      79.17
12.875........................       1          440,000.00       0.16     440,000.00    6.875      359        668      80.00
13.250........................       1          556,000.00       0.21     556,000.00    8.250      360        715      80.00
                                   ---     ---------------     ------
   Total......................     419     $268,972,492.90     100.00%
                                   ===     ===============     ======

----------
(1) As of the cut-off date, the weighted average maximum mortgage rate of the Mortgage Loans in Loan Group 1 was approximately 10.929%.

                            MINIMUM MORTGAGE RATES(1)

                                                                                                 WEIGHTED             WEIGHTED
                                                             PERCENT OF    AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER                       MORTGAGE    PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
                                   OF         AGGREGATE       LOANS IN     BALANCE     CURRENT   TERM TO     FICO     LOAN-TO-
MINIMUM                         MORTGAGE  PRINCIPAL BALANCE     LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
MORTGAGE RATE (%)                 LOANS      OUTSTANDING       GROUP 1       ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
-----------------               --------  -----------------  ----------  -----------  --------  ---------  --------  ---------
2.250.........................     413     $265,756,883.10      98.80%    643,479.14    5.920      360        743      72.18
2.750.........................       1          527,000.00       0.20     527,000.00    6.500      359        731      86.39
2.875.........................       2        1,035,000.00       0.38     517,500.00    6.413      360        718      89.23
3.125.........................       1          641,000.00       0.24     641,000.00    5.875      360        683      94.26
3.250.........................       1          572,609.80       0.21     572,609.80    5.875      357        793      79.00
6.500.........................       1          440,000.00       0.16     440,000.00    6.500      358        751      80.00
                                   ---     ---------------     ------
   Total......................     419     $268,972,492.90     100.00%
                                   ===     ===============     ======

----------
(1) As of the cut-off date, the weighted average minimum mortgage rate of the Mortgage Loans in Loan Group 1 was approximately 2.265%.

                          INITIAL RATE ADJUSTMENT DATES

                                                                                                 WEIGHTED             WEIGHTED
                                                             PERCENT OF    AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER                       MORTGAGE    PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
                                   OF         AGGREGATE       LOANS IN     BALANCE     CURRENT   TERM TO     FICO     LOAN-TO-
INITIAL RATE                    MORTGAGE  PRINCIPAL BALANCE     LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
ADJUSTMENT DATE                   LOANS      OUTSTANDING       GROUP 1       ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
---------------                 --------  -----------------  ----------  -----------  --------  ---------  --------  ---------
November 1, 2011..............       3     $  1,684,558.44       0.63%    561,519.48    5.983      357        732      79.66
December 1, 2011..............       6        3,521,797.88       1.31     586,966.31    6.347      358        747      69.25
January 1, 2012...............      87       57,992,835.58      21.56     666,584.32    5.981      359        742      72.27
February 1, 2012..............     316      201,539,109.00      74.93     637,781.99    5.898      360        743      72.43
March 1, 2012.................       7        4,234,192.00       1.57     604,884.57    6.008      360        737      69.62
                                   ---     ---------------     ------
   Total......................     419     $268,972,492.90     100.00%
                                   ===     ===============     ======

                     MONTHS TO INITIAL RATE ADJUSTMENT DATE

                                                                                                 WEIGHTED             WEIGHTED
                                                             PERCENT OF    AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER                       MORTGAGE    PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
RANGE OF NUMBER OF                 OF         AGGREGATE       LOANS IN     BALANCE     CURRENT   TERM TO     FICO     LOAN-TO-
MONTHS TO INITIAL RATE          MORTGAGE  PRINCIPAL BALANCE     LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
ADJUSTMENT DATE                   LOANS      OUTSTANDING       GROUP 1       ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
----------------------          --------  -----------------  ----------  -----------  --------  ---------  --------  ---------
0 - 60 .......................     412     $264,738,300.90      98.43%    642,568.69    5.922      360        743      72.40
61 - 79 ......................       7        4,234,192.00       1.57     604,884.57    6.008      360        737      69.62
                                   ---     ---------------     ------
   Total .....................     419     $268,972,492.90     100.00%
                                   ===     ===============     ======

                            INITIAL PERIODIC RATE CAP

                                                                                                 WEIGHTED             WEIGHTED
                                                             PERCENT OF    AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER                       MORTGAGE    PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
                                   OF         AGGREGATE       LOANS IN     BALANCE     CURRENT   TERM TO     FICO     LOAN-TO-
INITIAL PERIODIC RATE           MORTGAGE  PRINCIPAL BALANCE     LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
CAP (%)                           LOANS      OUTSTANDING       GROUP 1       ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
---------------------           --------  -----------------  ----------  -----------  --------  ---------  --------  ---------
5.000 ........................     416     $267,435,883.10      99.43%    642,874.72    5.921      360        743      72.32
6.000 ........................       3        1,536,609.80       0.57     512,203.27    6.374      358        726      79.63
                                   ---     ---------------     ------
   Total .....................     419     $268,972,492.90     100.00%
                                   ===     ===============     ======

                          SUBSEQUENT PERIODIC RATE CAP

                                                                                                 WEIGHTED             WEIGHTED
                                                             PERCENT OF    AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER                       MORTGAGE    PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
                                   OF         AGGREGATE       LOANS IN     BALANCE     CURRENT   TERM TO     FICO     LOAN-TO-
SUBSEQUENT PERIODIC             MORTGAGE  PRINCIPAL BALANCE     LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
RATE CAP (%)                      LOANS      OUTSTANDING       GROUP 1       ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
-------------------             --------  -----------------  ----------  -----------  --------  ---------  --------  ---------
2.000 ........................     419     $268,972,492.90     100.00%    641,939.12    5.924      360        743      72.36
                                   ---     ---------------     ------
   Total .....................     419     $268,972,492.90     100.00%
                                   ===     ===============     ======

                       INTEREST-ONLY PERIOD AT ORIGINATION

                                                                                                 WEIGHTED             WEIGHTED
                                                             PERCENT OF    AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER                       MORTGAGE    PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
                                   OF         AGGREGATE       LOANS IN     BALANCE     CURRENT   TERM TO     FICO     LOAN-TO-
INTEREST-ONLY PERIOD            MORTGAGE  PRINCIPAL BALANCE     LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
(MONTHS)                          LOANS      OUTSTANDING       GROUP 1       ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
--------------------            --------  -----------------  ----------  -----------  --------  ---------  --------  ---------
0 ............................      42     $ 25,711,876.05       9.56%    612,187.53    5.844      360        752      69.81
60 ...........................      44       26,975,889.40      10.03     613,088.40    6.130      359        739      72.50
120 ..........................     333      216,284,727.45      80.41     649,503.69    5.907      360        742      72.64
                                   ---     ---------------     ------
   Total .....................     419     $268,972,492.90     100.00%
                                   ===     ===============     ======

                     PREPAYMENT CHARGE PERIOD AT ORIGINATION

                                                                                                 WEIGHTED             WEIGHTED
                                                             PERCENT OF    AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER                       MORTGAGE    PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
                                   OF         AGGREGATE       LOANS IN     BALANCE     CURRENT   TERM TO     FICO     LOAN-TO-
PREPAYMENT CHARGE               MORTGAGE  PRINCIPAL BALANCE     LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
PERIOD (MONTHS)                   LOANS      OUTSTANDING       GROUP 1       ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
-----------------               --------  -----------------  ----------  -----------  --------  ---------  --------  ---------
0 ............................     314     $203,475,264.90      75.65%    648,010.40    5.958      360        745      71.98
12 ...........................      64       41,599,992.00      15.47     649,999.88    5.826      360        739      73.55
36 ...........................      23       14,262,322.00        5.3     620,100.96    5.848      360        731      72.61
60 ...........................      18        9,634,914.00       3.58     535,273.00    5.741      360        734      74.86
                                   ---     ---------------     ------
   Total .....................     419     $268,972,492.90     100.00%
                                   ===     ===============     ======

                                                                         ANNEX A

                                  LOAN GROUP 2

                                  LOAN PROGRAM

                                                                                                 WEIGHTED             WEIGHTED
                                                             PERCENT OF    AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER                       MORTGAGE    PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
                                   OF         AGGREGATE       LOANS IN     BALANCE     CURRENT   TERM TO     FICO     LOAN-TO-
                                MORTGAGE  PRINCIPAL BALANCE     LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
TYPE OF PROGRAM                   LOANS      OUTSTANDING       GROUP 2       ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
---------------                 --------  -----------------  ----------  -----------  --------  ---------  --------  ---------
One-Year LIBOR ...............     198     $126,570,283.93      99.35%    639,243.86    6.185      359        745      70.66
Six-Month LIBOR ..............       1          828,000.00       0.65     828,000.00    7.125      359        696      80.00
                                   ---     ---------------     ------
   Total .....................     199     $127,398,283.93     100.00%
                                   ===     ===============     ======

                            CURRENT MORTGAGE RATES(1)

                                                                                       WEIGHTED             WEIGHTED
                                                             PERCENT OF    AVERAGE     AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER                       MORTGAGE    PRINCIPAL   REMAINING   AVERAGE   ORIGINAL
                                   OF         AGGREGATE       LOANS IN     BALANCE     TERM TO     FICO     LOAN-TO-
CURRENT                         MORTGAGE  PRINCIPAL BALANCE     LOAN     OUTSTANDING   MATURITY   CREDIT     VALUE
MORTGAGE RATE (%)                 LOANS      OUTSTANDING       GROUP 2       ($)       (MONTHS)    SCORE   RATIO (%)
-----------------               --------  -----------------  ----------  -----------  ---------  --------  ---------
5.500 ........................      1      $    583,000.00       0.46%    583,000.00     360        745      66.70
5.625 ........................      4         2,068,550.00       1.62     517,137.50     359        761      73.49
5.750 ........................     11         6,433,066.50       5.05     584,824.23     359        740      73.93
5.875 ........................     15         9,725,671.97       7.63     648,378.13     359        768      66.70
6.000 ........................     38        24,069,457.28      18.89     633,406.77     359        741      71.26
6.125 ........................     34        19,887,916.48      15.61     584,938.72     359        751      74.90
6.250 ........................     35        23,662,841.16      18.57     676,081.18     359        743      69.30
6.375 ........................     33        20,977,368.45      16.47     635,677.83     359        733      69.11
6.500 ........................     18        11,662,512.09       9.15     647,917.34     359        745      67.48
6.625 ........................      5         3,803,900.00       2.99     760,780.00     359        757      74.91
6.750 ........................      4         3,696,000.00       2.90     924,000.00     360        752      70.94
7.125 ........................      1           828,000.00       0.65     828,000.00     359        696      80.00
                                  ---      ---------------     ------
   Total .....................    199      $127,398,283.93     100.00%
                                  ===      ===============     ======

----------
(1) The lender acquired mortgage insurance mortgage loans are shown in the preceding table net of the interest premium charge by the related lenders. As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans in Loan Group 2 is expected to be approximately 6.191% per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                                                                  WEIGHTED             WEIGHTED
                                                             PERCENT OF     AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
RANGE OF                         NUMBER                       MORTGAGE    PRINCIPAL     AVERAGE  REMAINING   AVERAGE   ORIGINAL
CURRENT MORTGAGE                   OF         AGGREGATE       LOANS IN      BALANCE     CURRENT   TERM TO     FICO     LOAN-TO-
LOAN PRINCIPAL                  MORTGAGE  PRINCIPAL BALANCE     LOAN      OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
BALANCES ($)                      LOANS      OUTSTANDING       GROUP 2       ($)       RATE (%)   (MONTHS)    SCORE   RATIO (%)
----------------                --------  -----------------  ----------  ------------  --------  ---------  --------  ---------
250,000.01 - 300,000.00 ......       1     $    268,818.04       0.21%     268,818.04    6.250      358        783      59.56
400,000.01 - 450,000.00 ......      23       10,006,508.55       7.85      435,065.59    6.142      359        743      72.63
450,000.01 - 500,000.00 ......      39       18,803,270.68      14.76      482,135.15    6.195      359        737      72.15
500,000.01 - 550,000.00 ......      31       16,296,800.15      12.79      525,703.23    6.173      359        748      70.17
550,000.01 - 600,000.00 ......      28       16,056,748.39      12.60      573,455.30    6.081      359        752      73.71
600,000.01 - 650,000.00 ......      23       14,407,081.83      11.31      626,394.86    6.162      359        745      75.41
650,000.01 - 700,000.00 ......       6        4,073,000.00       3.20      678,833.33    6.188      359        739      74.65
700,000.01 - 750,000.00 ......      11        8,009,367.53       6.29      728,124.32    6.205      359        735      74.50
750,000.01 - 1,000,000.00 ....      29       26,295,593.34      20.64      906,744.60    6.250      359        740      72.49
1,000,000.01 - 1,500,000.00 ..       3        4,336,000.00       3.40    1,445,333.33    6.216      359        754      50.04
1,500,000.01 - 2,000,000.00 ..       4        6,748,595.42       5.30    1,687,148.86    6.178      359        771      48.35
2,000,000.01 and Above .......       1        2,096,500.00       1.65    2,096,500.00    6.750      360        766      70.00
                                   ---     ---------------     ------
   Total .....................     199     $127,398,283.93     100.00%
                                   ===     ===============     ======

----------
(1) As of the cut-off date, the average current mortgage loan principal balance of the Mortgage Loans in Loan Group 2 is approximately $640,192.

                              FICO CREDIT SCORES(1)

                                                                                                 WEIGHTED             WEIGHTED
                                                             PERCENT OF    AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER                       MORTGAGE    PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
                                   OF         AGGREGATE       LOANS IN     BALANCE     CURRENT   TERM TO     FICO     LOAN-TO-
RANGE OF                        MORTGAGE  PRINCIPAL BALANCE     LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
FICO CREDIT SCORES                LOANS      OUTSTANDING       GROUP 2       ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
------------------              --------  -----------------  ----------  -----------  --------  ---------  --------  ---------
660 - 679 ....................      10     $  5,595,320.41       4.39%    559,532.04    6.261      359        673      74.93
680 - 699 ....................      10        6,121,600.84       4.81     612,160.08    6.290      359        687      75.46
700 - 719 ....................      29       18,720,575.33      14.69     645,537.08    6.166      359        709      73.57
720 and Above ................     150       96,960,787.35      76.11     646,405.25    6.185      359        760      69.63
                                   ---     ---------------     ------
   Total .....................     199     $127,398,283.93     100.00%
                                   ===     ===============     ======

----------
(1) As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Mortgage Loans in Loan Group 2 is approximately 745.

                             DOCUMENTATION PROGRAMS

                                                                                                 WEIGHTED             WEIGHTED
                                                             PERCENT OF    AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER                       MORTGAGE    PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
                                   OF         AGGREGATE       LOANS IN     BALANCE     CURRENT   TERM TO     FICO     LOAN-TO-
DOCUMENTATION                   MORTGAGE  PRINCIPAL BALANCE     LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
PROGRAMS                          LOANS      OUTSTANDING       GROUP 2       ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
-------------                   --------  -----------------  ----------  -----------  --------  ---------  --------  ---------
Alternative ..................      23     $ 12,112,455.82       9.51%    526,628.51    6.169      359        717      75.14
Full Documentation ...........      37       27,287,232.50      21.42     737,492.77    6.253      359        741      66.73
Preferred ....................     137       86,999,793.42      68.29     635,034.99    6.174      359        751      71.37
Streamline ...................       2          998,802.19       0.78     499,401.10    6.181      359        715      69.28
                                   ---     ---------------     ------
   Total .....................     199     $127,398,283.93     100.00%
                                   ===     ===============     ======

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                                                                 WEIGHTED             WEIGHTED
                                                             PERCENT OF    AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER                       MORTGAGE    PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
                                   OF         AGGREGATE       LOANS IN     BALANCE     CURRENT   TERM TO     FICO     LOAN-TO-
RANGE OF ORIGINAL               MORTGAGE  PRINCIPAL BALANCE     LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
LOAN-TO-VALUE RATIOS (%)          LOANS      OUTSTANDING       GROUP 2       ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
------------------------        --------  -----------------  ----------  -----------  --------  ---------  --------  ---------
50.00 or Less ................      13     $ 12,888,200.00      10.12%    991,400.00    6.210      359        774      41.11
50.01 - 55.00 ................       6        2,981,483.44       2.34     496,913.91    6.065      359        754      53.74
55.01 - 60.00 ................       7        4,074,818.04       3.20     582,116.86    6.227      359        729      58.70
60.01 - 65.00 ................      13        8,545,089.65       6.71     657,314.59    6.177      359        749      62.48
65.01 - 70.00 ................      25       18,031,148.08      14.15     721,245.92    6.233      359        746      68.02
70.01 - 75.00 ................      28       17,604,651.61      13.82     628,737.56    6.203      359        742      72.85
75.01 - 80.00 ................     106       62,776,993.11      49.28     592,235.78    6.173      359        740      79.54
85.01 - 90.00 ................       1          495,900.00       0.39     495,900.00    6.625      359        748      90.00
                                   ---     ---------------     ------
   Total .....................     199     $127,398,283.93     100.00%
                                   ===     ===============     ======

----------
(1) As of the cut-off date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans in Loan Group 2 is approximately 70.72%.

(2) Does not take into account any secondary financing on the Mortgage Loans in Loan Group 2 that may exist at the time of origination.

                  ORIGINAL COMBINED LOAN-TO-VALUE RATIOS(1)(2)

                                                                                                 WEIGHTED             WEIGHTED
                                                             PERCENT OF    AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER                       MORTGAGE    PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
                                   OF         AGGREGATE       LOANS IN     BALANCE     CURRENT   TERM TO     FICO     LOAN-TO-
RANGE OF ORIGINAL COMBINED      MORTGAGE  PRINCIPAL BALANCE     LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
LOAN-TO-VALUE RATIOS (%)          LOANS      OUTSTANDING       GROUP 2       ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
--------------------------      --------  -----------------  ----------  -----------  --------  ---------  --------  ---------
50.00 or Less.................      12     $ 11,388,200.00       8.94%    949,016.67    6.188      359        770      40.15
50.01 - 55.00.................       5        2,561,483.44       2.01     512,296.69    6.096      359        754      54.11
55.01 - 60.00.................       7        4,074,818.04       3.20     582,116.86    6.227      359        729      58.70
60.01 - 65.00.................      13        8,545,089.65       6.71     657,314.59    6.177      359        749      62.48
65.01 - 70.00.................      25       17,951,149.08      14.09     718,045.96    6.235      359        751      66.14
70.01 - 75.00.................      26       16,308,251.61      12.80     627,240.45    6.171      359        748      72.65
75.01 - 80.00.................      46       27,277,134.00      21.41     592,981.17    6.166      359        738      78.18
80.01 - 85.00.................       9        5,566,439.56       4.37     618,493.28    6.112      359        748      79.82
85.01 - 90.00.................      48       28,680,773.65      22.51     597,516.12    6.182      359        740      79.80
90.01 - 95.00.................       3        2,135,632.40       1.68     711,877.47    6.146      359        708      79.85
95.01 - 100.00................       5        2,909,312.50       2.28     581,862.50    6.614      359        726      80.00
                                   ---     ---------------     ------
   Total......................     199     $127,398,283.93     100.00%
                                   ===     ===============     ======

----------
(1) As of the cut-off date, the weighted average original Combined Loan-to-Value Ratio of the Mortgage Loans in Loan Group 2 is approximately 74.25%.

(2) Takes into account any secondary financing on the Mortgage Loans in Loan Group 2 that may exist at the time of origination.

                  STATE DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                                                                  WEIGHTED             WEIGHTED
                                                             PERCENT OF     AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER                       MORTGAGE     PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
                                   OF         AGGREGATE       LOANS IN      BALANCE     CURRENT   TERM TO     FICO     LOAN-TO-
                                MORTGAGE  PRINCIPAL BALANCE     LOAN      OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
STATE                             LOANS      OUTSTANDING       GROUP 2        ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
-----                           --------  -----------------  ----------  ------------  --------  ---------  --------  ---------
California....................     140     $ 87,013,255.28       68.3%     621,523.25    6.188      359        742      71.44
Florida.......................       8        5,582,784.00       4.38      697,848.00    6.175      359        759      55.47
Washington....................       9        4,809,730.49       3.78      534,414.50    6.082      359        747      75.25
Virginia......................       7        4,520,989.15       3.55      645,855.59    6.127      359        739      75.80
New York......................       5        3,915,356.92       3.07      783,071.38    6.381      359        750      67.53
Colorado......................       3        3,554,696.63       2.79    1,184,898.88    6.442      360        751      74.10
Illinois......................       4        2,917,660.65       2.29      729,415.16    5.989      360        754      76.56
Other (less than 2%)..........      23       15,083,810.81      11.84      655,817.86    6.195      359        754      68.18
                                   ---     ---------------     ------
   Total......................     199     $127,398,283.93     100.00%
                                   ===     ===============     ======

----------
(1) The Other row in the preceding table includes 14 other states and the District of Columbia with under 2% concentrations individually. As of the cut-off date, no more than approximately 1.646% of the Mortgage Loans in Loan Group 2 will be secured by mortgaged properties located in any one postal zip code area.

                                  LOAN PURPOSE

                                                                                                 WEIGHTED             WEIGHTED
                                                             PERCENT OF    AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER                       MORTGAGE    PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
                                   OF         AGGREGATE       LOANS IN     BALANCE     CURRENT   TERM TO     FICO     LOAN-TO-
                                MORTGAGE  PRINCIPAL BALANCE     LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
LOAN PURPOSE                      LOANS      OUTSTANDING       GROUP 2       ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
------------                    --------  -----------------  ----------  -----------  --------  ---------  --------  ---------
Purchase......................      67     $ 43,831,013.70      34.40%    654,194.23    6.189      359        746      75.87
Refinance (Rate/Term).........      66       45,295,103.63      35.55     686,289.45    6.207      359        746      68.75
Refinance (Cash-Out)..........      66       38,272,166.60      30.04     579,881.31    6.174      359        743      67.16
                                   ---     ---------------     ------
   Total......................     199     $127,398,283.93     100.00%
                                   ===     ===============     ======

                        TYPES OF MORTGAGED PROPERTIES(1)

                                                                                                 WEIGHTED             WEIGHTED
                                                             PERCENT OF    AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER                       MORTGAGE    PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
                                   OF         AGGREGATE       LOANS IN     BALANCE     CURRENT   TERM TO     FICO     LOAN-TO-
                                MORTGAGE  PRINCIPAL BALANCE     LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
PROPERTY TYPE                     LOANS      OUTSTANDING       GROUP 2       ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
-------------                   --------  -----------------  ----------  -----------  --------  ---------  --------  ---------
2-4 Family Units..............       3     $  1,672,500.00       1.31%    557,500.00    6.502      359        777      64.98
Condominium...................      22       13,692,909.60      10.75     622,404.98    6.218      359        758      77.44
Planned Unit Development......      48       30,694,604.71      24.09     639,470.93    6.235      359        750      70.37
Single Family Residence.......     126       81,338,269.62      63.85     645,541.82    6.163      359        741      69.84
                                   ---     ---------------     ------
   Total......................     199     $127,398,283.93     100.00%
                                   ===     ===============     ======

----------
(1)  Treated as real property.

                               OCCUPANCY TYPES(1)

                                                                                                 WEIGHTED             WEIGHTED
                                                             PERCENT OF    AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER                       MORTGAGE    PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
                                   OF         AGGREGATE       LOANS IN     BALANCE     CURRENT   TERM TO     FICO     LOAN-TO-
                                MORTGAGE  PRINCIPAL BALANCE     LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
OCCUPANCY TYPE                    LOANS      OUTSTANDING       GROUP 2       ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
--------------                  --------  -----------------  ----------  -----------  --------  ---------  --------  ---------
Primary Residence.............     189     $118,637,197.89      93.12%    627,710.04    6.175      359        745      71.15
Secondary Residence...........      10        8,761,086.04       6.88     876,108.60    6.402      359        748      64.86
                                   ---     ---------------     ------
   Total......................     199     $127,398,283.93     100.00%
                                   ===     ===============     ======

----------
(1) Based upon representations of the related borrowers at the time of origination.

                         REMAINING TERMS TO MATURITY(1)

                                                                                                           WEIGHTED
                                                             PERCENT OF    AVERAGE    WEIGHTED  WEIGHTED   AVERAGE
                                 NUMBER                       MORTGAGE    PRINCIPAL    AVERAGE   AVERAGE   ORIGINAL
                                   OF         AGGREGATE       LOANS IN     BALANCE     CURRENT    FICO     LOAN-TO-
REMAINING TERM                  MORTGAGE  PRINCIPAL BALANCE     LOAN     OUTSTANDING  MORTGAGE   CREDIT     VALUE
TO MATURITY (MONTHS)              LOANS      OUTSTANDING       GROUP 2       ($)      RATE (%)    SCORE   RATIO (%)
--------------------            --------  -----------------  ----------  -----------  --------  --------  ---------
357...........................       1     $    471,397.92       0.37%    471,397.92    6.250      731      80.00
358...........................       5        3,183,168.04       2.50     636,633.61    6.400      729      70.92
359...........................     155       99,794,455.44      78.33     643,835.20    6.178      746      70.70
360...........................      38       23,949,262.53      18.80     630,243.75    6.216      745      70.62
                                   ---     ---------------     ------
   Total......................     199     $127,398,283.93     100.00%
                                   ===     ===============     ======

----------
(1) As of the cut-off date, the weighted average remaining term to maturity of the Mortgage Loans in Loan Group 2 is approximately 359 months.

                                GROSS MARGINS(1)

                                                                                                 WEIGHTED             WEIGHTED
                                                             PERCENT OF    AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER                       MORTGAGE    PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
                                   OF         AGGREGATE       LOANS IN     BALANCE     CURRENT   TERM TO     FICO     LOAN-TO-
                                MORTGAGE  PRINCIPAL BALANCE     LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
GROSS MARGIN (%)                  LOANS      OUTSTANDING       GROUP 2       ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
----------------                --------  -----------------  ----------  -----------  --------  ---------  --------  ---------
2.250 ........................     199     $127,398,283.93     100.00%    640,192.38    6.191      359        745      70.72
                                   ---     ---------------     ------
   Total .....................     199     $127,398,283.93     100.00%
                                   ===     ===============     ======

----------
(1) As of the cut-off date, the weighted average gross margin of the Mortgage Loans in Loan Group 2 was approximately 2.250%.

                            MAXIMUM MORTGAGE RATES(1)

                                                                                                 WEIGHTED             WEIGHTED
                                                             PERCENT OF    AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER                       MORTGAGE    PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
                                   OF         AGGREGATE       LOANS IN     BALANCE     CURRENT   TERM TO     FICO     LOAN-TO-
MAXIMUM                         MORTGAGE  PRINCIPAL BALANCE     LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
MORTGAGE RATE (%)                 LOANS      OUTSTANDING       GROUP 2       ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
-----------------               --------  -----------------  ----------  -----------  --------  ---------  --------  ---------
10.500........................       1     $    583,000.00       0.46%    583,000.00    5.500      360        745       66.70
10.625........................       4        2,068,550.00       1.62     517,137.50    5.625      359        761       73.49
10.750........................      11        6,433,066.50       5.05     584,824.23    5.750      359        740       73.93
10.875........................      15        9,725,671.97       7.63     648,378.13    5.875      359        768       66.70
11.000........................      38       24,069,457.28      18.89     633,406.77    6.000      359        741       71.26
11.125........................      34       19,887,916.48      15.61     584,938.72    6.125      359        751       74.90
11.250........................      35       23,662,841.16      18.57     676,081.18    6.250      359        743       69.30
11.375........................      33       20,977,368.45      16.47     635,677.83    6.375      359        733       69.11
11.500........................      18       11,662,512.09       9.15     647,917.34    6.500      359        745       67.48
11.625........................       5        3,803,900.00       2.99     760,780.00    6.625      359        757       74.91
11.750........................       4        3,696,000.00       2.90     924,000.00    6.750      360        752       70.94
13.125........................       1          828,000.00       0.65     828,000.00    7.125      359        696       80.00
                                   ---     ---------------     ------
   Total......................     199     $127,398,283.93     100.00%
                                   ===     ===============     ======

----------
(1) As of the cut-off date, the weighted average maximum mortgage rate of the Mortgage Loans in Loan Group 2 was approximately 11.197%.

                            MINIMUM MORTGAGE RATES(1)

                                                                                                 WEIGHTED             WEIGHTED
                                                             PERCENT OF    AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER                       MORTGAGE    PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
                                   OF         AGGREGATE       LOANS IN     BALANCE     CURRENT   TERM TO     FICO     LOAN-TO-
MAXIMUM                         MORTGAGE  PRINCIPAL BALANCE     LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
MORTGAGE RATE (%)                 LOANS      OUTSTANDING       GROUP 2       ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
-----------------               --------  -----------------  ----------  -----------  --------  ---------  --------  ---------
2.250.........................     199     $127,398,283.93     100.00%    640,192.38    6.191      359        745      70.72
                                   ---     ---------------     ------
   Total......................     199     $127,398,283.93     100.00%
                                   ===     ===============     ======

----------
(1) As of the cut-off date, the weighted average minimum mortgage rate of the Mortgage Loans in Loan Group 2 was approximately 2.250%.

                          INITIAL RATE ADJUSTMENT DATES

                                                                                                 WEIGHTED             WEIGHTED
                                                             PERCENT OF    AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER                       MORTGAGE    PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
                                   OF         AGGREGATE       LOANS IN     BALANCE     CURRENT   TERM TO     FICO     LOAN-TO-
INITIAL RATE                    MORTGAGE  PRINCIPAL BALANCE     LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
ADJUSTMENT DATE                   LOANS      OUTSTANDING       GROUP 2       ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
---------------                 --------  -----------------  ----------  -----------  --------  ---------  --------  ---------
November 1, 2016..............       1     $    471,397.92       0.37%    471,397.92    6.250      357        731      80.00
December 1, 2016..............       5        3,183,168.04       2.50     636,633.61    6.400      358        729      70.92
January 1, 2017...............     155       99,794,455.44      78.33     643,835.20    6.178      359        746      70.70
February 1, 2017..............      38       23,949,262.53      18.80     630,243.75    6.216      360        745      70.62
                                   ---     ---------------     ------
   Total......................     199     $127,398,283.93     100.00%
                                   ===     ===============     ======

                     MONTHS TO INITIAL RATE ADJUSTMENT DATE

                                                                                                 WEIGHTED             WEIGHTED
                                                             PERCENT OF    AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER                       MORTGAGE    PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
RANGE OF NUMBER OF                 OF         AGGREGATE       LOANS IN     BALANCE     CURRENT   TERM TO     FICO     LOAN-TO-
MONTHS TO INITIAL RATE          MORTGAGE  PRINCIPAL BALANCE     LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
ADJUSTMENT DATE                   LOANS      OUTSTANDING       GROUP 2       ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
----------------------          --------  -----------------  ----------  -----------  --------  ---------  --------  ---------
85 - 120......................     199     $127,398,283.93     100.00%    640,192.38    6.191      359        745      70.72
                                   ---     ---------------     ------
   Total......................     199     $127,398,283.93     100.00%
                                   ===     ===============     ======

                            INITIAL PERIODIC RATE CAP

                                                                                                 WEIGHTED             WEIGHTED
                                                             PERCENT OF    AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER                       MORTGAGE    PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
                                   OF         AGGREGATE       LOANS IN     BALANCE     CURRENT   TERM TO     FICO     LOAN-TO-
INITIAL PERIODIC RATE           MORTGAGE  PRINCIPAL BALANCE     LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
CAP (%)                           LOANS      OUTSTANDING       GROUP 2       ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
---------------------           --------  -----------------  ----------  -----------  --------  ---------  --------  ---------
5.000.........................     198     $126,570,283.93      99.35%    639,243.86    6.185      359        745      70.66
6.000.........................       1          828,000.00       0.65     828,000.00    7.125      359        696      80.00
                                   ---     ---------------     ------
   Total......................     199     $127,398,283.93     100.00%
                                   ===     ===============     ======

                          SUBSEQUENT PERIODIC RATE CAP

                                                                                                 WEIGHTED             WEIGHTED
                                                             PERCENT OF    AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER                       MORTGAGE    PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
                                   OF         AGGREGATE       LOANS IN     BALANCE     CURRENT   TERM TO     FICO     LOAN-TO-
SUBSEQUENT PERIODIC             MORTGAGE  PRINCIPAL BALANCE     LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
RATE CAP (%)                      LOANS      OUTSTANDING       GROUP 2       ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
-------------------             --------  -----------------  ----------  -----------  --------  ---------  --------  ---------
2.000.........................     199     $127,398,283.93     100.00%    640,192.38    6.191      359        745      70.72
                                   ---     ---------------     ------
   Total......................     199     $127,398,283.93     100.00%
                                   ===     ===============     ======

                       INTEREST-ONLY PERIOD AT ORIGINATION

                                                                                                 WEIGHTED             WEIGHTED
                                                             PERCENT OF    AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER                       MORTGAGE    PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
                                   OF         AGGREGATE       LOANS IN     BALANCE     CURRENT   TERM TO     FICO     LOAN-TO-
INTEREST-ONLY PERIOD            MORTGAGE  PRINCIPAL BALANCE     LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
(MONTHS)                          LOANS      OUTSTANDING       GROUP 2       ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
--------------------            --------  -----------------  ----------  -----------  --------  ---------  --------  ---------
0.............................      10     $  5,216,391.41       4.09%    521,639.14    6.053      359        739      71.35
120...........................     189      122,181,892.52      95.91     646,465.04    6.197      359        745      70.70
                                   ---     ---------------     ------
   Total......................     199     $127,398,283.93     100.00%
                                   ===     ===============     ======

                     PREPAYMENT CHARGE PERIOD AT ORIGINATION

                                                                                                 WEIGHTED             WEIGHTED
                                                             PERCENT OF    AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER                       MORTGAGE    PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
                                   OF         AGGREGATE       LOANS IN     BALANCE     CURRENT   TERM TO     FICO     LOAN-TO-
PREPAYMENT CHARGE               MORTGAGE  PRINCIPAL BALANCE     LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
PERIOD (MONTHS)                   LOANS      OUTSTANDING       GROUP 2       ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
--------------------            --------  -----------------  ----------  -----------  --------  ---------  --------  ---------
0.............................     126     $ 83,980,572.84      65.92%    666,512.48    6.210      359        747      69.42
12............................      33       19,003,359.94      14.92     575,859.39    6.179      359        735      74.19
36............................      23       13,954,289.84      10.95     606,708.25    6.139      359        738      77.37
60............................      17       10,460,061.31       8.21     615,297.72    6.124      359        754      66.01
                                   ---     ---------------     ------
   Total......................     199     $127,398,283.93     100.00%
                                   ===     ===============     ======

                                                                         ANNEX I

        AVAILABLE EXCHANGES OF DEPOSITABLE CERTIFICATES FOR EXCHANGEABLE
                               CERTIFICATES(1)(2)

            CLASSES OF DEPOSITABLE CERTIFICATES                        RELATED CLASSES OF EXCHANGEABLE CERTIFICATES
-----------------------------------------------------------   ---------------------------------------------------------------
                            ORIGINAL CLASS                       CLASSES OF          ORIGINAL CLASS
CLASSES OF DEPOSITABLE   CERTIFICATE BALANCE   PASS-THROUGH     EXCHANGEABLE      CERTIFICATE BALANCE
     CERTIFICATES         OR NOTIONAL AMOUNT       RATE         CERTIFICATES       OR NOTIONAL AMOUNT      PASS-THROUGH RATE
----------------------   -------------------   ------------   ---------------   -----------------------   -------------------
Recombination 1
Class 1-A-1                  $247,884,000           (3)       Class 1-A-3             $247,884,000                 (4)
                                                              Class 1-A-3X(5)         $247,884,000                 (6)

Recombination 2
Class 1-A-1                  $247,884,000           (3)       Class 1-A-4             $247,884,000                 (4)
                                                              Class 1-A-4X(5)         $247,884,000                 (6)

Recombination 3
Class 1-A-1                  $247,884,000           (3)       Class 1-A-5             $ 96,278,145                 (7)
                                                              Class 1-A-6             $151,605,854                 (8)

Recombination 4
Class 1-A-1                  $247,884,000           (3)       Class 1-A-7             $ 58,376,682                 (7)
                                                              Class 1-A-8             $189,507,318                 (9)

Recombination 5
Class 1-A-1                  $247,884,000           (3)       Class 1-A-9             $ 80,231,788                (10)
                                                              Class 1-A-10            $167,652,212                 (8)

Recombination 6
Class 1-A-1                  $247,884,000           (3)       Class 1-A-11            $ 46,701,345                (10)
                                                              Class 1-A-12            $201,182,654                 (9)

----------
(1) Depositable Certificates and Exchangeable Certificates may be exchanged only in the proportions shown in this Annex I. In any exchange, the relative proportions of the Depositable Certificates to be delivered (or, if applicable, received) in such exchange will equal the proportions reflected by the outstanding class certificate balances of the Depositable Certificates at the time of exchange.

(2) If, as a result of a proposed exchange, a certificateholder would hold a Depositable Certificate or Exchangeable Certificate of a class in an amount less than the applicable minimum denomination for that class, the certificateholder will be unable to effect the proposed exchange. See "Description of the Certificates-- Book-Entry Certificates; Denominations" in this free writing prospectus.

(3) The pass-through rate for the Class 1-A-1 Certificates for the interest accrual period related to any Distribution Date will be a per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans in loan group 1.

(4) The pass-through rate for the Class 1-A-3 and Class 1-A-4 certificates for the interest accrual period related to any Distribution Date will be a per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans in loan group 1 minus the pass-through rate of the Class 1-A-3X and Class 1-A-4X Certificates, respectively.

(5) The Class 1-A-3X and Class 1-A-4X Certificates are interest only notional amount certificates.

(6) The pass-through rate for the Class 1-A-3X and Class 1-A-4X Certificates for the interest accrual period related to any Distribution Date (x) prior to the Distribution Date in February 2012, will be 0.2355% and 0.1105%, respectively, and (y) on or after the Distribution Date in February 2012, 0.00000%.

(7) The pass-through rate for this class of certificates for any interest accrual period for any Distribution Date will be the sum of (i) a per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate of the mortgage loans in loan group 1 and (ii) 0.7645% per annum.

(8) The pass-through rate for this class of certificates for any interest accrual period for any Distribution Date will be the excess of (i) a per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate of the mortgage loans in loan group 1 over (ii) 0.4855% per annum.

(9) The pass-through rate for this class of certificates for any interest accrual period for any Distribution Date will be the excess of (i) a per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate of the mortgage loans in loan group 1 over (ii) 0.2355% per annum.

(10) The pass-through rate for this class of certificates for any interest accrual period for any Distribution Date will be the sum of (i) a per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate of the mortgage loans in loan group 1 and (ii) 1.0145 % per annum.


                                       I-2